Execution Copy








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                            STOCK PURCHASE AGREEMENT



                            DATED AS OF JULY 31, 2003



                                 BY AND BETWEEN



                         RACAL INSTRUMENTS GROUP LIMITED

                              AEROFLEX INCORPORATED

                                       AND

                               IFR SYSTEMS LIMITED


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







                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1  DEFINITIONS.........................................................2

         SECTION 1.1.  Certain Definitions.....................................2
         SECTION 1.2.  Index of Other Defined Terms...........................12

ARTICLE 2  PURCHASE AND SALE OF SHARES........................................14

         SECTION 2.1.  Purchase and Sale of the Shares........................14
         SECTION 2.2.  Purchase Price.........................................14
         SECTION 2.3.  Closing ...............................................14
         SECTION 2.4.  Deliveries by Seller at Closing........................14
         SECTION 2.5.  Deliveries by the Buyer Parties at Closing.............14
         SECTION 2.6.  Closing Balance Sheet..................................14
         SECTION 2.7.  Post-Closing Purchase Price Adjustments................16
         SECTION 2.8.  Calculation of Bookings Amount; Indemnification........18
         SECTION 2.9.  Total Consideration Allocation.........................20

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER...........................20
         SECTION 3.1.  Organization and Qualification.........................20
         SECTION 3.2.  Capitalization of the Company and RIAP.................21
         SECTION 3.3.  Subsidiaries...........................................21
         SECTION 3.4.  Authority Relative to this Agreement...................22
         SECTION 3.5.  Consents and Approvals; No Violations..................22
         SECTION 3.6.  Financial Statements...................................22
         SECTION 3.7.  Litigation ............................................23
         SECTION 3.8.  Compliance with Applicable Law.........................23
         SECTION 3.9.  Labor Matters..........................................23
         SECTION 3.10. Taxes................................................. 25
         SECTION 3.11. Brokers................................................31
         SECTION 3.12. Material Contracts.....................................31
         SECTION 3.13. Intellectual Property..................................34
         SECTION 3.14. Real Property..........................................36
         SECTION 3.15. Environmental Compliance...............................39
         SECTION 3.16. Absence of Certain Changes.............................40
         SECTION 3.17. Insurance..............................................42
         SECTION 3.18. Inventory and Receivables..............................42
         SECTION 3.19. Assets of the Company..................................43
         SECTION 3.20. Absence of Undisclosed Liabilities.....................43
         SECTION 3.21. Product Warranties, Defects and Liabilities............43
         SECTION 3.22. Affiliate Transactions.................................44
         SECTION 3.23. Distributors, Customers and Suppliers..................44
         SECTION 3.24. Illegal Payments.......................................44

                               TABLE OF CONTENTS
                                   (Contined)

         SECTION 3.25. Information Technology.................................45
         SECTION 3.26. Employee Plans.........................................46
         SECTION 3.27. Books and Records......................................48
         SECTION 3.28. Intentionally omitted..................................48
         SECTION 3.29. Company Contribution...................................48
         SECTION 3.30. Disclosure.............................................49
         SECTION 3.31. Future Bookings........................................49

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES....................49

         SECTION 4.1.  Organization...........................................50
         SECTION 4.2.  Capitalization of Buyer................................50
         SECTION 4.3.  Authority Relative to this Agreement...................51
         SECTION 4.4.  Consents and Approvals; No Violations..................51
         SECTION 4.5.  SEC Reports; Financial Statement.......................51
         SECTION 4.6.  Litigation............................................ 52
         SECTION 4.7.  Absence of Undisclosed Liabilities.....................52
         SECTION 4.8.  Illegal Payments.......................................52
         SECTION 4.9.  Brokers................................................52
         SECTION 4.10. Acknowledgement with Respect to the Company
                       Contribution...........................................52
         SECTION 4.12. Disclosure.............................................53

ARTICLE 5  COVENANTS..........................................................53
         SECTION 5.1.  Additional Agreements; Reasonable Best Efforts.........53
         SECTION 5.2.  Public Announcements...................................53
         SECTION 5.3.  Use of Confidential Information; Noncompetition........53
         SECTION 5.4.  No Solicitation........................................55
         SECTION 5.5.  Signage and Labels.....................................55
         SECTION 5.6.  Expenses...............................................55
         SECTION 5.7.  Company Trading Status.................................55
         SECTION 5.8.  Certain Other Covenants................................55
         SECTION 5.9.  Consent to Company Contribution........................56
         SECTION 5.10. Damages................................................56
         SECTION 5.11. Covenants with Respect to Bookings; Conduct of
                       Business...............................................56
         SECTION 5.12. Compensation of WSG Employees..........................57
         SECTION 5.13. Bonus Payments.........................................57

ARTICLE 6  TAX MATTERS........................................................57

         SECTION 6.1.  Tax Matters............................................57
         SECTION 6.2.  Withholdings...........................................58

ARTICLE 7  MISCELLANEOUS......................................................58

                               TABLE OF CONTENTS
                                  (Continued)


         SECTION 7.1.  Entire Agreement;Assignment............................58
         SECTION 7.2.  Validity...............................................58
         SECTION 7.3.  Notices................................................58
         SECTION 7.4.  Governing Law; Forum Selection; Jurisdiction...........60
         SECTION 7.5.  Waiver of Jury Trial...................................60
         SECTION 7.6.  Descriptive Headings...................................61
         SECTION 7.7.  Parties in Interest....................................61
         SECTION 7.8.  Personal Liability.....................................61
         SECTION 7.9.  Specific Performance...................................61
         SECTION 7.10. Disclosure Generally...................................61
         SECTION 7.11. Authority of Buyer.....................................61
         SECTION 7.12. Counterparts...........................................61

                             SCHEDULES TO AGREEMENT


Schedule 1    Purchase Price Adjustment Allocation

Schedule 2    Buyer's Security Commitments

Schedule 2.4  Seller Closing Deliveries

Schedule 2.5  Buyer Closing Deliveries

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of July 31, 2003, by and among Racal Instruments Group Limited, a company registered in England and Wales with registered number 04279438 ("SELLER"), Aeroflex Incorporated, a Delaware corporation ("BUYER"), and IFR Systems Limited, a company registered in England and Wales with registered number 04279438 and a wholly-owned subsidiary of Buyer ("ACQUISITION SUB"; together with Buyer, the "BUYER PARTIES").

                                    RECITALS
                                    --------

                  WHEREAS, Racal Instruments Limited, a company registered in England and Wales with registered number 00501054 (the "COMPANY"), is currently engaged in the design, development, manufacture, production and sale of digital wireless test and measurement solutions (the "WIRELESS MANUFACTURING BUSINESS");

                  WHEREAS, the Company was formerly engaged in the development and manufacture of certain products relating to the defense industry and of certain functional test products (the "DEFENSE BUSINESS");

                  WHEREAS, prior to the execution of this Agreement, pursuant to an agreement, dated May 14, 2003 between Seller and the Company (the "HIVE UP AGREEMENT"), the Company transferred to Seller substantially all of its assets and liabilities relating to, and certain of its employees (the "RETAINED EMPLOYEES") involved with, the Defense Business and certain assets not related to the Wireless Manufacturing Business (the "COMPANY CONTRIBUTION");

                  WHEREAS, Seller is the sole legal and beneficial owner of 11,098,786 ordinary shares, of (pound)1 each (the "SHARES"), of the Company's share capital, which Shares constitute all of the issued and outstanding share capital of the Company;

                  WHEREAS, Seller is an Affiliate (as defined below) of each of Racal Instruments Inc., a Delaware company ("RII"), Racal Instruments SAS, a corporation organized under the laws of France ("RISAS"), Racal Instruments GmbH, a corporation organized under the laws of Germany ("RIG GERMANY"), and Racal Instruments srl, a corporation organized under the laws of Italy ("RSES"; and, together with RISAS and RIG Germany, the "Other SALES COMPANIES" and the Other Sales Companies, together with RII, the "SALES COMPANIES"), which are engaged, among other things, in the sale and service of digital wireless test and measurement solutions (the "WIRELESS SALES BUSINESS");

                  WHEREAS, Acquisition Sub desires to acquire the Company and Buyer desires to procure the purchase of the assets of the Wireless Sales Business (collectively, the "WIRELESS SOLUTIONS GROUP");

                  WHEREAS, concurrently with the execution of this Agreement, Buyer has entered into an Asset Purchase Agreement, each of even date herewith, with RII (the "US ASSET PURCHASE AGREEMENT") and with Seller (the "OTHER ASSET PURCHASE AGREEMENT" and, together with the U.S. Asset Purchase Agreement, the "ASSET PURCHASE AGREEMENTS") pursuant to which

RII will sell and Seller will cause each of the Other Sales Companies to sell and Buyer or its Affiliates will purchase from the Sales Companies substantially all of the assets of the Wireless Sales Business (the "ASSET SALES");

                  WHEREAS, Buyer has agreed to acquire or procure the purchase of the Wireless Solutions Group for a total purchase price (the "TOTAL PURCHASE PRICE") consisting of the aggregate purchase price for the Asset Sales and the Stock Purchase Price (as defined herein);

                  WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, (i) the Buyer Parties, Seller, the Sales Companies and RIG Holdings, L.P., a Delaware limited partnership ("RIG LP"), have entered into a Master Indemnification Agreement (the "MASTER INDEMNIFICATION AGREEMENT"), and (ii) Acquisition Sub and RIG have entered into a Tax Deed of Covenant (the "TAX DEED"); pursuant to which, among other things, the Buyer Parties, on the one hand, and Seller and the Sales Companies, on the other hand, subject to the terms and conditions set forth therein, have agreed to indemnify each other with respect to certain matters relating to this Agreement, the Asset Purchase Agreements;

                  WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, Acquisition Sub, Buyer, the European Buyers (as defined in the Other Asset Purchase Agreement) Seller, the Company and the Sales Companies shall enter into a Transition Services Agreement (the "TRANSITION SERVICES AGREEMENT"), pursuant to which, following the Closing (as defined below) Acquisition Sub and Buyer will provide, or cause the Company or one or more of their Affiliates to provide, Seller and the Sales Companies with certain services provided by the Company and/or the Sales Companies prior to consummation of the transactions contemplated hereby and Seller and/or the Sales Companies will provide Acquisition Sub, Buyer, its Affiliates and the Company with certain services provided by Seller and the Sales Companies prior to the consummation of the transactions contemplated hereby, in each case, on the terms and subject to the conditions set forth therein; and

                  WHEREAS, on the terms and subject to the conditions hereof, Seller desires to sell to Acquisition Sub and Acquisition Sub desires to purchase from Seller all of the Shares.

                                    AGREEMENT
                                    ---------

                  NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Seller, Acquisition Sub and Buyer hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Certain Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" means, in respect of any Person, a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person, provided that in relation to Buyer none of the Company or RIAP shall be an Affiliate prior to the Closing.

         "Applicable Law" means, with respect to any Person, any statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority of the United States or the United Kingdom or other foreign jurisdiction applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

         "Bookings Cut-off Date" means the 90th day following the last day of the Bookings Warranty Period.

         "Bookings Warranty Period" means the period from and including the Closing Date through and including the day before the first anniversary of the Closing Date.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which the banks in New York, New York are required or permitted to be closed.

         "Business Intellectual Property" means any patent, patent application (or renewal) and docketed invention, trademark, trade name, trademark or trade name registration or application (or renewal), copyright or copyright registration or application (or renewal) for copyright registration, servicemark, brand mark or brand name or any pending application (or renewal) related thereto, or any trade secret, proprietary know-how, programs or processes or any similar rights relating to the Wireless Manufacturing Business, and each license or licensing agreement for any of the foregoing.

         "CA 1985" means the Companies Act 1985 (as amended) in force in England and Wales.

         "Closing Net Working Capital" means, as of the Relevant Time, the amount by which (a) current assets (excluding cash of the Sales Companies, but including cash of the Company and RIAP) of the Wireless Solutions Group at such time are greater than (b) the current liabilities of the Wireless Solutions Group at such time, in each such case as determined in accordance with procedures consistent with the preparation of the WSG Balance Sheet to the extent in accordance with GAAP; provided, however, that (i) the amount of current assets as calculated in clause (a) above shall (A) be reduced by $70,867; and (B) include amounts on deposit in respect of (x) HM Customs and Excise, (y) Carnet Guarantee and (z) the Reliance contract, each as disclosed in
Section 3.12 of the Seller Disclosure Schedule, (ii) the amount of current liabilities shall include, without limitation, the following liabilities: (A) (pound)154,000 relating to repair or maintenance obligations outstanding at the date hereof under the lease agreements for the Company's properties in Slough, England; (B) Indebtedness of the Company to Seller of (pound)1,566,977 (the "INTERCOMPANY DEBT"), which Intercompany Debt shall accrue interest from and after the Relevant Time at the rate of 4% per annum until the date the Intercompany Debt is repaid; (C) any amounts to be paid to current or former employees of the Company in respect of the redundancy program disclosed in
Section 3.9(d) of the Seller Disclosure Schedule to the extent not paid prior to the Relevant Time; (D) in connection with Liabilities with respect to current or former employees of the Company in respect of the 2002 Bonus Scheme, as disclosed in Section 3.9(d) of the Seller Disclosure Schedules, to the extent not paid prior to the Relevant Time; (E) liabilities with respect to compromise and settlement agreements disclosed in Section 3.9(d) of the Seller Disclosure Schedule to the extent not paid prior to the Relevant Time; (F) in addition to the Liabilities described in clause (ii)(C) above, Liabilities with respect to redundancy payments resulting from the termination after the Closing of up to two non-management finance employees who were advised prior to Closing that their positions were potentially at risk; and (G) Liabilities for payroll costs in respect of the Transferred Employees (as defined in the US Asset Purchase Agreement), the French Employees and the German Employees (each as defined in the Other Asset Purchase Agreement) for the period commencing on July 25, 2003 and ending on (and including) the Closing Date; (iii) all tax assets and tax liabilities (current and deferred) of the Company and RIAP and the Wireless Solutions Group, including, without limitation, any and all current and deferred taxes and any and all taxes resulting from the acquisition of the Company and RIAP and the Wireless Solutions Group by Buyer shall be excluded from the calculation of Closing Net Working Capital, (iv) the amount of current liabilities shall exclude (A) Liabilities for payroll costs incurred prior to July 25, 2003 in respect of the Transferred Employees (as defined in the US Asset Purchase Agreement), the French Employees and the German Employees (each as defined in the Other Asset Purchase Agreement) to the extent such Liabilities have been satisfied by the Sales Companies prior to August 31, 2003, (B) any and all Asset Sale Excluded Liabilities (as defined in the Master Indemnification Agreement) and (C) the amount of the Bonus Payments referred to in Section 2.2(a) hereof. If, as of any date, the amount referred to in clause (b) of the first sentence of this paragraph is greater than the amount referred to in clause (a) of such sentence, the amount of Closing Net Working Capital as of such date shall be a negative number.

         "Company Material Adverse Effect" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the Wireless Manufacturing Business; provided, however, that the foregoing definition excludes the effects of changes that are generally applicable to (i) the industries and markets in which the Wireless Manufacturing Business operates,
(ii) the United States economy or securities markets or (iii) the world economy or international securities markets or result from the outbreak of war, other hostilities or terrorist activities.

         "Contracts" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, that relate to the Wireless Manufacturing Business and to which the Company or RIAP is a party or is otherwise bound by on the Closing Date, including the Material Contracts.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including reasonable costs, fees and expenses of attorneys, accountants, consultants and other agents or independent contractors incurred in investigating, preparing for and defending any thereof.

         "Deeds of Release" means:

         (i) a deed of partial release of even date herewith between the Seller and BNP Paribas relating to the Shares;


         (ii) a deed of release of even date herewith between the Company and BNP Paribas relating to a Debenture between the same dated November 2, 2001; and


         (iii) forms DS1 and DS2 in relation to the registered charge in favor of BNP Paribas over the property located at 478 and 480 Bath Road, Slough, Berkshire,or any of them.

         "Employee Plan" means any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, pension, severance and other similar fringe or employee benefit plan, program or arrangement and any current or former employment or executive compensation or severance agreement written or otherwise maintained or contributed to for the benefit of or relating to any employee of the Company and/or RIAP, excluding former agreements under which the Company and/or RIAP has no remaining obligations and any of the foregoing that are required to be maintained by the Company and/or RIAP under the laws of any foreign jurisdiction.

         "Environment" means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river or other aquatic sediment, plant or animal life, natural resources, workplace and real property and the physical buildings, structures, improvements and fixtures thereon.

         "Environmental Laws" means all laws, rules, regulations and directives having the force of law; all judicial, administrative, and regulatory orders, judgments, decrees and common law relating to (a) the protection, investigation, remediation or restoration of the Environment or natural resources, (b) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Material, (c) noise, odor, pollution, contamination, species protection, land use or any injury or threat of injury to Persons or property or
(d) the health and safety of Persons, but excluding any amendment or modification of Environmental Laws and any new Environmental Laws, in each case, introduced after the Closing Date.

         "Environmental Liabilities" means all Damages incurred (a) to comply with, or by reason of the violation of, any Environmental Law; (b) to investigate, respond to, remediate or otherwise which result from the release or threatened release of a Hazardous Material; or (c) by reason of any injury to person, property or the natural resources caused by or resulting from any environmental conditions present at, created by, or arising out of the current or former operations of the Company and RIAP.

         "Equipment" means all machinery, equipment, furniture, office equipment, computer equipment (including all hardware, software and software codes and other Information Technology) communications equipment, vehicles, spare and replacement parts and other tangible property (and interests in any of the foregoing) of the Company and RIAP used in connection with the Wireless Manufacturing Business and reflected on the WSG Balance Sheet, together with all warranties and licenses issued to the Company or RIAP in connection with the Equipment, and any claims, credits and rights of recovery with respect to the Equipment.

         "Escrow Agent" means The Bank of New York.

         "Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, by and among Seller, the Sales Companies, RIG LP, the Buyer Parties and the Escrow Agent pursuant to which the Buyer Parties have recourse for their indemnification claims against Seller and the Sales Companies under the Master Indemnification Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Material" means any substance or material: (a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any governmental authority having or asserting jurisdiction over each of the Company and RIAP; or (d) that otherwise may subject the Company and/or RIAP to liability under any Environmental Laws.

         "ICTA" means the Income and Corporates Act 1988 as in force in England and Wales.

         "Income Tax" means any federal, state, local, or foreign income, franchise, or similar tax imposed or measured based on income or profits and in each instance any interest, penalties or additions to tax attributable thereto including for the avoidance of doubt, United Kingdom corporation tax and any tax of a similar nature in any other jurisdiction.

         "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) under capital leases and (d) in the nature of guarantees of the obligations described in clauses (a) through (c) above of any other Person.

         "Information Technology" means all computer hardware, software, microprocessors, networks, firmware and other information technology and communications equipment used in the operation of the IT systems of the Wireless Manufacturing Business.

         "Inventory" means all items of inventory owned or maintained by the Company and RIAP for or in connection with the Wireless Manufacturing Business, including all supplies, containers, packaging materials, raw materials, work-in-process, finished goods and samples, and any claims, credits and rights of recovery with respect to the Inventory and, for the avoidance of doubt, Inventory shall not include the Hakuba assets.

         "Knowledge of Seller" means the actual (and not constructive or imputed) knowledge of the individuals set forth on Section 1(a) of the Seller Disclosure Schedule, and shall be deemed to include a representation that such individuals have made all usual and reasonable inquiries and all inquiries that would be reasonable in light of such individuals' knowledge.

         "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

         "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

         "Local GAAP" means, (i) with respect to the Company and RIAP, generally accepted accounting principles in the United Kingdom as in effect from time to time and applied consistently throughout the periods involved and (ii) with respect to each of the Sales Companies, generally accepted accounting principles in the country in which such Sales Company is organized as in effect from time to time and applied consistently throughout the periods involved.

         "Monthly Exchange Ratio" means, with respect to any foreign currency and any calendar month, (a) the sum of the daily closing exchange ratio for conversion of such currency into U.S. Dollars (as reported on x-rates.com (or if unavailable, as reported by Bloomberg, L.P.)) for each day during such calendar month in which the currency markets are open for trading, divided by (b) the number of days in such calendar month in which such currency markets are open for trading.

         "Past Practices" means with respect to the Company and RIAP and the Sales Companies, their respective practices since November 2, 2001.

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the Financial Statements in accordance with Local GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith and for which adequate reserves are maintained on the Financial Statements in accordance with Local GAAP; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) Liens securing executory obligations under any Lease that constitutes an "operating lease" under Local GAAP.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust, unincorporated organization or other legal entity.

         "Pre-Closing Tax Liabilities" means (a) any Liability for Taxes of the Company and RIAP in accordance with Applicable Law (i) in respect of any Tax period ending on or before the Relevant Time, (ii) in respect of any Tax period that commences before and ends after the Relevant Time to the extent attributable to the portion of the period ending on or prior to the Relevant Time, in each case computed on the assumption that the Relevant Time is the end of an accounting period of the Company and RIAP and (iii) in respect of any Liability of the Company or RIAP in respect of which Seller is liable to make a payment under the Tax Deed and (b) any Liability for Taxes of Buyer or any Affiliate of Buyer in accordance with Applicable Law which is not referable to a period (or part of a period) beginning after the Relevant Time and which would have been a Liability of Seller or any Affiliate of Seller but for the transfer of assets under the relevant Asset Purchase Agreement and arises by reference to the earning, accrual or receipt for the purposes of any Tax of any income profit or gain on or prior to the Relevant Time, and in each case (x) taking into account any group relief available to be surrendered to the Company in respect of any period or part of a period ended on or before the Relevant Time but ignoring any trading losses arising to the Company after December 31, 2002, (y) the agreement of the parties to procure that, in preparing the tax returns and computations of the Company for the Straddle Period (as defined in the Tax
Deed), the Company shall, in so far as it can in accordance with Applicable Law, treat the Company Contribution as a transfer of a trade to which section 343 Income and Corporation Taxes Act 1998 applies and that, further, such transfer shall be treated as a transfer to which section 171 TCGA applies and, for the purposes of VAT, as neither a supply of goods nor service pursuant to the provisions of section 49 of the Value Added Tax Act 1994, and (z) no Liability shall form part of Pre-Closing Tax Liabilities to the extent that such Liability has not become due and payable by the time of the calculation of the Pre-Closing Tax Liabilities.

         "Qualified Bookings" means an order for the purchase of a WSG Product that (a) is evidenced by a sales order or other binding instrument that has been executed and dated (such date being the "BOOKING DATE") by the ordering party containing price, quantity and dates of delivery and which delivery is not qualified in any respect as to performance by the ordering party (other than (i) any qualification for non-performance by the Company or a relevant WSG Product,
(ii) any qualification that requires that the ordering party make a payment or post a letter of credit prior to delivery so long as such payment or letter of credit has been provided to the Company prior to the Bookings Cut-off Date and
(iii) any qualification for any other performance obligation of the ordering party that has been performed on or prior to the last day of Bookings Warranty Period), (b) has been received and accepted by the Company during the Bookings Warranty Period and (c) has not been cancelled, terminated or rescinded in whole or in part prior to the Bookings Cut-off Date (or any other date of calculation pursuant to Section 5.11 hereof); provided, however, that as to any order that is only cancelled, terminated or rescinded in part, the part that has not been cancelled, terminated or rescinded shall continue to be included as a Qualified Booking to the extent such part otherwise continues to constitute a Qualified Booking as described herein. Notwithstanding the foregoing:

                  (i)  other  than  with   respect  to  any  blanket   order  or
         requirement  contract for WSG Products,  if an order as accepted on the
         Booking   Date  and  within  the  Bookings

          Warranty Period (or as subsequently modified by the ordering party) does not provide for the unconditional delivery or provision of all of the relevant WSG Product(s) within one year of such Booking Date, then the only portion of such order that shall constitute Qualified Bookings shall be, without duplication, (x) such portion of the WSG
          Products that, pursuant to the terms of such order, are to be delivered or provided within one year of such Booking Date or (y) any progress or milestone payments that would qualify as revenue under GAAP and, pursuant to the terms of such order, are scheduled to be made by the ordering party within one year of such Booking Date;

               (ii) in the case of any blanket order or requirement contract for WSG Products, only those WSG Products for which releases have been issued against such orders or contracts and accepted by the Company within the Bookings Warranty Period and are scheduled to be delivered within one year of the date of such release shall be included as Qualified Bookings;

                  (iii) in the case of any order for the renewal of an existing service contract, (A) if the Booking Date of such existing service contract occurred during the Bookings Warranty Period, no portion of any renewal contract shall constitute a Qualified Booking and (B) if the Booking Date of such existing service contract occurred prior to the beginning of the Bookings Warranty Period, only the portion of such renewal contract covering the period from the Booking Date of such renewal contract through the first anniversary of the Booking Date of such renewal contract shall be included as a Qualified Booking;

                  (iv) any reinstatement during the Bookings Warranty Period, in whole or in part, of any order that was cancelled, in whole or in part, between May 31, 2003 and the Closing Date shall not be included as a Qualified Booking;

                  (v) Qualified Bookings shall exclude the amount of:

                           (A) an order where the ordering party declared bankruptcy, had bankruptcy proceedings initiated against it or made an assignment for the benefit of creditors (a "Bankruptcy Event") following the Booking Date of such order, other than (x) any portion of the goods or services with respect to such order that are delivered by the Company (1) following the Bankruptcy Event and prior to the Bookings Cut-off Date or (2) if such ordering party is discharged from bankruptcy, following such discharge and prior to the Bookings Cut-off Date or (y) any payment received by the Company with respect to such order prior to the Bookings Cut-off Date that (1) whether received before, on or after the Bankruptcy Event, the Company would not be required to divest or relinquish such payment under Applicable Law, or
         (2) is received following such ordering party's discharge from bankruptcy;

                           (B) any portion of any order as to which, following the Booking Date of such order and prior to the Bookings Cut-off Date, the Company has (x) determined that the relevant customer is not creditworthy, (y) exercised its rights to suspend performance or cancel such order pursuant to Sections 2-609 and 2-610 of the Uniform Commercial Code or otherwise exercised its rights under Section 2-702 of the Uniform

          Commercial Code and (z) not received payment from or performance by the relevant customer following the exercise of such rights;

                           (C) any orders for WSG Products received from (x) the Seller, Racal Instruments, Inc., or any of their Affiliates or (y) any Affiliates of the Company;

                           (D) any orders the terms of which require the Company to make purchases from, or payments to, the ordering party that are not necessary to enable the Company to perform such order;

                           (E) any consignment orders; and

                           (F) any order (or relevant portion thereof) by a distributor (x) that includes a right of return and (y) as to which (1) the distributor has not received a corresponding order or orders from one or more customers prior to the Bookings Cut-off Date or (2) such a corresponding customer order (or portion thereof) has been cancelled by the applicable customer prior to the Bookings Cut-off Date; and

                  (vi) To the extent not otherwise provided for in (a)(i), (ii) and (iii), Qualified Bookings shall include the lesser of (x) $2,000,000 or (y) the aggregate amount of all orders, if any, that are qualified by a performance obligation of the ordering party that has not been performed on or prior to the last day of the Bookings Warranty Period.

For purposes of the definition of "Qualified Bookings" the term "the Company" shall be deemed to include the Company and any of its Affiliates (following the Closing Date) that participate in the sale or distribution of WSG Products.

         "Qualified Bookings Amount" means, with respect to any period, the aggregate gross amount (measured in U.S. Dollars) of all Qualified Bookings received by Buyer, Acquisition Sub, the Company or any of their respective Affiliates during such period, provided that the amount of any Qualified Booking that is made or reflected in a currency other than U.S. Dollars shall, for the purposes of this Agreement, be converted into U.S. Dollars using the Monthly Exchange Ratio for the applicable currency for the calendar month in which the Booking Date occurs; provided, that such amount shall (a) be net of any sales, volume or other discounts and distributor commissions, and (b) exclude all amounts in respect of (i) customer furnished inventory purchased by the Company in connection with any Qualified Booking and resold to the customer pursuant to such Qualified Booking, (ii) to the extent expressly set forth in any purchase order, any freight or insurances charges included in the purchase price to be paid to the Company, (iii) sales, VAT or similar taxes or (iv) any other amounts reflected on the definitive documents for the Qualified Booking that are not related to the actual sales price of the WSG Product.

         "Qualified Defense Buyer" shall have the meaning ascribed to such term in the Escrow Agreement.

         "Related  Agreements" means the Asset Purchase  Agreements,  the Escrow
Agreement,  the  Master  Indemnification   Agreement,  the  Transition  Services
Agreement,  the Sublease,  the

Sublicense Agreement, the Tax Deed, the Security Agreements and all other agreements, instruments or documents executed in connection herewith and therewith. "Relevant Time" means the close of business on the Closing Date.

         "RIAP" shall mean Racal Instruments Asia Pacific Ltd.

         "SEC" means the Securities and Exchange Commission.

         "Security Agreements" means the UK Security Agreements and the US Security Agreement (as such terms are defined in the Master Indemnification Agreement).

         "Seller Disclosure Schedule" means the disclosure schedule with respect to this Agreement concurrently delivered by Seller to the Buyer Parties.

         "Starstreak Contract" means the contract entered into 8 August 2001 between the Company and Thales Air Defence Limited (contract number SC238), which was novated to Seller on May 14, 2003 (as varied or subsequently amended).

         "Starstreak Subcontract" means that certain agreement, dated as of May 14, 2003, between Seller and the Company relating to the performance obligations of the Company with respect to the Starstreak Contract (as amended by the Transition Services Agreement).

         "Sublease" shall have the meaning ascribed to that term in the US Asset Purchase Agreement.

         "Sublicense Agreement" means a Sublicense Agreement, dated July 28, 2003, between RIG LP and the Company.

         "Sublicensed Names" means the names sublicensed to the Company under the Sublicense Agreement.

         "Subsidiary" has the meaning ascribed to it in section 736 CA 1985.

         "Tax" or "Taxes" means any form of taxation, impost, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, cost, surcharge or interest) whenever and wherever imposed or assessed by, or payable to, any Governmental Authority.

         "Tax Return" means all notices, elections, accounts, computations, documentation, returns, reports, forms or other information required to be filed with respect to any Tax.

         "TCGA" means the Taxation of Chargeable Gains Act 1992 as in force in England and Wales.

         "Thales Plans" means the occupation pensions schemes known as Racal Group Executive Pension Plan, the Racal Group Executive Manager and Senior Manager Pension Scheme and the Racal Group Staff Pension and Life Assurance Scheme.

         "Thales Purchase Agreement" means that certain Sale and Purchase Agreement, dated November 2, 2001, by and among Thales, RIG LP, Seller and RIG Merger Sub, Inc., pursuant to which Seller and RII acquired the Wireless Manufacturing Business and Wireless Sales Business, respectively.

         "Value Added Tax" means value added tax charged under the Value Added Tax Act, 1994, of the United Kingdom and any charge or tax similar to or replacing it.

         "VATA" means the Value Added Tax Act 1994 as in force in England and Wales.

         "WSG Product" means any (a) product that is currently manufactured or service that is currently provided by the Wireless Solutions Group, (b) product, service or enhancement thereof (including next generation products) that is currently under development by the Wireless Solutions Group, (c) product or service that is currently proposed for development by the Wireless Solutions Group or (d) product or service developed after the date of this Agreement, whether in whole or in part, by the Wireless Solutions Group.

         SECTION 1.2. Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

DEFINED TERM                                                  SECTION
"Acquisition Sub"                                             Preamble
"Adjusted Stock Purchase Price"                               2.9
"Agreement"                                                   Preamble
"ARX Common Stock"                                            2.8(c)
"Asset Purchase Agreements"                                   Recitals
"Asset Sales"                                                 Recitals
"Balance Sheet Error"                                         2.7(e)
"Bonus Payments"                                              2.2(a)
"Booking Date"                                                1.1
"Bookings Determination Date"                                 2.8(a)
"Bookings Stock Indemnity Amount"                             2.8(b)
"Buyer"                                                       Preamble
"Buyer Material Adverse Effect"                               4.1
"Buyer Parties"                                               Preamble
"Buyer SEC Filings"                                           4.5(a)
"Buyer's Accountants"                                         2.6
"Cash Component"                                              2.2
"Closing"                                                     2.3
"Closing Balance Sheet"                                       2.6
"Closing Date"                                                2.3
"Closing Net Working Capital Shortfall"                       2.7(a)
"Closing Net Working Capital Surplus"                         2.7(a)
"Company"                                                     Recitals
"Company Contribution"                                        Recitals
"Company Permits"                                             3.8

"Confidential Defense Information"                            5.3(a)
"Defense Business"                                            Recitals
"Deferred Deposit Amount"                                     2.8(c)
"Deferred Stock Consideration Amount"                         2.2(b)
"Deferred Stock Payment"                                      2.8(c)
"Environmental Provisions"                                    7.4(b)
"Financial Statements"                                        3.6(a)
"Final Bookings Amount"                                       2.8(a)
"First Choice"                                                2.6
"Hive Up Agreement"                                           Recitals
"HK Shares"                                                   3.2(a)
"Intercompany Debt"                                           1.1
"IPR Agreement"                                               3.19(b)
"Master Indemnification Agreement"                            Recitals
"Material Contracts"                                          3.12
"Other Asset Purchase Agreement"                              Recitals
"Other Sales Companies"                                       Recitals
"PAYE"                                                        3.10(f)
"Proposed Bookings Calculation"                               2.8(a)
"Proposed Closing Balance Sheet"                              2.6
"Real Property"                                               3.14(a)
"Relevant Interest"                                           3.14(b)
"Restatement Notice"                                          2.7(e)
"Restatement Payment"                                         2.7(e)
"Retained Employee"                                           Recitals
"RIG Germany"                                                 Recitals
"RIG LP"                                                      Recitals
"RII"                                                         Recitals
"RISAS"                                                       Recitals
"RSES"                                                        Recitals
"Sales Companies"                                             Recitals
"Securities Act"                                              2.8(d)
"Selected Firm"                                               2.6
"Seller"                                                      Preamble
"Seller's Accountants"                                        2.6
"Shares"                                                      Recitals
"Stock Purchase Price"                                        2.2(b)
"Stock Value"                                                 2.8(c)
"Submission Date"                                             2.6
"Tax Deed"                                                    Recitals
"Total Purchase Price"                                        Recitals
"Transition Services Agreement"                               Recitals
"US Asset Purchase Agreement"                                 Recitals
"Wireless Manufacturing Business"                             Recitals

"Wireless Sales Business"                                     Recitals
"Wireless Solutions Group"                                    Recitals
"WSG Balance Sheet"                                           3.6(a)

                                    ARTICLE 2

                           PURCHASE AND SALE OF SHARES

         SECTION 2.1. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Acquisition Sub agrees to purchase from Seller and Seller agrees to sell to Acquisition Sub all of the Shares. Seller has the right to transfer legal and beneficial title to the Shares and the Shares shall be sold free from all Liens, equities or other third party rights (including rights of pre-emption) of any nature whatsoever with all rights accruing to them at and with effect from the Closing.

         SECTION 2.2. Purchase Price.

                  (a) In consideration for the transfer of the Shares to Acquisition Sub, on the Closing Date, Buyer, on behalf of Acquisition Sub, shall pay $32,126,531 (the "CASH COMPONENT"), as follows: (i) $31,618,735 by wire transfer as designated by Seller on Section 2.2(a)(i) of the Seller Disclosure
Schedule in immediately available funds, (ii) pursuant to Section 5.13, infra, $464,845, allocated in the amounts and to the persons designated on Section 2.2(a)(ii) of the Seller Disclosure Schedule (the "BONUS PAYMENTS") and (iii) $42,951, representing all required withholding taxes with respect to the Bonus Payments, shall be retained by the Company and paid to the applicable Government Authority when required; and

                  (b) Subject to the terms and conditions set forth in Section 2.8, as additional consideration for the Shares sold hereunder, Buyer, on behalf of Acquisition Sub, shall pay to Seller $14,244,336 (the "DEFERRED STOCK CONSIDERATION AMOUNT", and, together with the Cash Component, the "STOCK PURCHASE PRICE").

         SECTION 2.3. Closing. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, New York, New York, on the date of this Agreement (the "CLOSING DATE").

         SECTION 2.4. Deliveries by Seller at Closing. At the Closing, Seller deliver to Buyer on behalf of Acquisition Sub the items listed on Schedule 2.4 attached hereto.

         SECTION 2.5. Deliveries by the Buyer Parties at Closing. At the Closing, the Buyer Parties shall deliver to Seller the items listed on Schedule
2.5 attached hereto.

         SECTION 2.6. Closing Balance Sheet. Within sixty (60) days after the Closing Date, Buyer, on behalf of Acquisition Sub, shall prepare and present to Seller (a) the consolidated balance sheet of the Wireless Solutions Group as of the Relevant Time (the "PROPOSED CLOSING

BALANCE SHEET"), which Proposed Closing Balance Sheet shall include a calculation of Closing Net Working Capital and (b) a calculation of the Pre-Closing Tax Liabilities. The parties agree that the Proposed Closing Balance Sheet shall be prepared so that it presents fairly, in all material respects, the financial position of the Wireless Solutions Group as of the Relevant Time using practices and procedures and in a manner consistent with the preparation of the WSG Balance Sheet to the extent in accordance with GAAP. Seller shall have the right to monitor the preparation of the Proposed Closing Balance Sheet and the calculations of Closing Net Working Capital set forth therein and Pre-Closing Tax Liabilities and Seller and its independent certified public accountants ("SELLER'S ACCOUNTANTS") shall have the right to review and copy, promptly upon request, the relevant information and materials utilized by Buyer in preparing the Proposed Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein and the calculation of Pre-Closing Tax Liabilities (including any materials prepared by Buyer's independent certified public accountants ("BUYER'S ACCOUNTANTS") with respect thereto) for purposes of verifying the accuracy thereof. Subject to Section 2.7(e) below, the Proposed Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein and the calculation of Pre-Closing Tax Liabilities shall be binding upon the parties to this Agreement on the sixtieth (60th) day after Seller's receipt of the Proposed Closing Balance Sheet and calculation of Pre-Closing Tax Liabilities unless (i) Seller gives written notice of agreement with the Proposed Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein and the calculation of Pre-Closing Tax Liabilities to Buyer prior to such date (in which event the Proposed Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein and the calculation of Pre-Closing Tax Liabilities shall be binding upon the parties as of the date of Buyer's receipt of such notice) or (ii) Seller gives written notice of disagreement with any of the values or amounts contained therein to Buyer prior to such date, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller mutually agree upon the Proposed Closing Balance Sheet and calculation of Pre-Closing Tax Liabilities within fifteen (15) days after Buyer's receipt of a notice of disagreement from Seller, such agreement shall be binding upon the parties to this Agreement. If Buyer and Seller are unable to resolve any such disagreement within such period, the disagreement shall be submitted in writing within ten (10) days after the end of such period (the "SUBMISSION Date") for final determination to PricewaterhouseCoopers (the "FIRST CHOICE") or, if such firm is not available, such other independent accounting firm of national reputation selected by the mutual agreement of Buyer and Seller (the "SELECTED FIRM") who shall resolve such dispute in a written opinion delivered to both parties within forty-five
(45) days after the Submission Date and the resolution of that disagreement shall be final and binding upon the parties hereto for purposes of this Agreement. If Buyer and Seller cannot agree on the Selected Firm, it shall be chosen by the First Choice and shall be a nationally recognized firm. The Proposed Closing Balance Sheet and the calculation of Closing Net Working Capital set forth therein as finally determined is referred to herein as the "CLOSING BALANCE SHEET." The fees and disbursements, if any, of Buyer's Accountants incurred in the preparation of the Proposed Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein and calculation of Pre-Closing Tax Liabilities (or in connection with any Restatement Notice) shall be paid by Buyer. Seller shall pay the fees and disbursements of Seller's Accountants. The fees and disbursements of the First Choice or the Selected Firm, as the case may be, shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. In connection with the preparation of the Proposed Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein, the calculation of Pre-Closing Tax

Liabilities and the preparation or review of any Restatement Notice, Buyer shall provide Seller and its representatives with reasonable access to its records and personnel and cause such personnel to cooperate and assist Seller in its review of the Proposed Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein, the calculation of Pre-Closing Tax Liabilities and any Restatement Notice.

        SECTION 2.7. Post-Closing Purchase Price Adjustments.

                  (a) As used herein, the following terms shall have the following meanings:

                  "CLOSING NET WORKING CAPITAL SHORTFALL" means the amount by which Closing Net Working Capital as reflected on the Closing Balance Sheet is less than SIX MILLION DOLLARS ($6,000,000).

                  "CLOSING NET WORKING CAPITAL SURPLUS " means the amount by which Closing Net Working Capital as reflected on the Closing Balance Sheet exceeds SIX MILLION DOLLARS ($6,000,000).

                  (b) If the amount of the Closing Net Working Capital Surplus, if any, exceeds the amount of the Pre-Closing Tax Liabilities in each case as determined pursuant to Section 2.6, then, within five Business Days after the determination of Closing Balance Sheet, the calculation of Closing Net Working Capital set forth therein and Pre-Closing Tax Liabilities in each case pursuant to Section 2.6, Buyer, on behalf of Acquisition Sub, shall pay to Seller the amount of such excess, together with interest on such amount at 4% per annum from the Closing Date through the date of such payment.

                  (c) If Buyer is not  obligated  to make a payment  pursuant to
Section 2.7(b) above, then Seller shall pay to Buyer, on behalf of Acquisition Sub, an amount equal to the sum of (i) the Pre-Closing Tax Liabilities as determined pursuant to Section 2.6, plus or minus, respectively, (ii) any Closing Net Working Capital Shortfall or Closing Net Working Capital Surplus, together with interest on such amount at 4% per annum from the Closing Date through the date of such payment.

                  (d) Any payment required pursuant to Section 2.7(b) or (c) above shall be made within five (5) Business Days of the date of determination of the Closing Balance Sheet in immediately available funds, by wire transfer to an account designated in writing by the party to receive such payment prior to the due date thereof. At the time of such payment (or within five (5) Business Days of the date of determination of the Closing Balance Sheet if no payment is due under Section 2.7(c)), Buyer shall cause the Company to pay Seller the amount of the Intercompany Debt, together with accrued interest thereon, in immediately available funds, by wire transfer to an account designated in writing by Seller prior to the due date thereof.

                  (e) In the event that either Buyer or Seller becomes aware, after the determination of the Closing Balance Sheet, but prior to April 30, 2004, that (x) an asset or Liability of the Wireless Solutions Group that existed or was accrued in accordance with GAAP as of the Relevant Time was mistakenly omitted from, or included in, the Closing Balance Sheet (as adjusted in accordance with any previous application of this Section 2.7(e) (if appropriate)), (y) there was a manifest error with respect to the presentation or the calculation of (by omission or mistake) any asset and/or Liability reflected in such Closing Balance Sheet or (z) there was a manifest error in the calculation of Closing Net Working Capital based on the Closing Balance Sheet (any of the foregoing, a "BALANCE SHEET ERROR"), then any party discovering any such Balance Sheet Error(s) shall have the obligation from time to time to notify the other promptly in writing of the same. Thereafter, either party may at any time (but only one time) prior to April 30, 2004, deliver a written notice to the other party, which notice shall include (i) reasonable detail with respect to the nature and extent of such Balance Sheet Error(s) and (ii) a restatement of the Closing Balance Sheet and recalculation of Closing Net Working Capital (if appropriate or necessary) set forth therein giving effect solely to such Balance Sheet Error(s) (a "RESTATEMENT NOTICE"). Following receipt of a Restatement Notice, the receiving party and its accountants shall have the right to review and copy, promptly upon request, the relevant information and materials utilized by the party delivering the Restatement Notice (and its accountants) in preparing the Restatement Notice (and restatement of the Closing Balance Sheet and the calculation of Closing Net Working Capital (if appropriate or necessary) set forth therein) for purposes of verifying the accuracy thereof. The restatement of the Closing Balance Sheet and the calculation of Closing Net Working Capital set forth in the Restatement Notice shall be binding upon the parties to this Agreement on the sixtieth
(60th) day after the receiving party's receipt of the Restatement  Notice unless
(i) the receiving party gives written notice of agreement prior to such date (in which event the restatement of the Closing Balance Sheet and the calculation of Closing Net Working Capital set forth in the Restatement Notice shall be binding upon the parties as of the date of applicable party's receipt of such agreement notice) or (ii) the receiving party gives written notice of disagreement with any of the values or amounts contained in the Restatement Notice prior to such date, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller mutually agree upon the restatement of the Closing Balance Sheet and the calculation of Closing Net Working Capital set forth in the Restatement Notice within fifteen (15) days after the applicable party's receipt of a notice of disagreement from the party receiving the Restatement Notice, such agreement shall be binding upon the parties to this Agreement. If Buyer and Seller are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to the First Choice (or if the First Choice shall decline to act, the Selected
Firm) and the resolution of that disagreement shall be final and binding upon the parties hereto for purposes of this Agreement. Following the complete resolution of any matter reflected in a Restatement Notice, the amount of Closing Net Working Capital as finally determined pursuant to this Section 2.7(e) shall be binding on the parties. If (i) the amount of Closing Net Working Capital as determined pursuant to Section 2.6(a) (as adjusted to reflect the amount of any prior Restatement Payment determined in accordance with this
Section 2.7(e)) exceeds the amount of Closing Net Working Capital as determined pursuant to this Section 2.7(e), Seller shall pay to Buyer the amount of such excess, together with interest on such amount at 4% per annum from the Closing Date through the date of such payment and (ii) the amount of Closing Net Working Capital as determined pursuant to this Section 2.7(e) exceeds the amount of Closing Net Working Capital as determined pursuant to Section 2.6(a)(as adjusted to reflect the amount of any prior Restatement Payment determined in accordance with this Section 2.7(e)), Buyer shall pay to Seller the amount of such excess, together with interest on such amount at 4% per annum from the Closing Date through the date of such payment (in either event, a "RESTATEMENT PAYMENT"). Any Restatement Payment shall be made within five (5) Business Days of the date of final determination of the matters set forth in the Restatement Notice in immediately available funds, by wire transfer to an account designated in writing by the party to receive such Restatement Payment prior to the due date thereof.

         SECTION 2.8. Calculation of Bookings Amount; Indemnification.

                  (a) On or before the 105th day following the first anniversary of the Closing Date, Buyer will prepare and present to the Seller a calculation of the Qualified Bookings Amount for the Bookings Warranty Period (the "PROPOSED BOOKINGS CALCULATION"), together with a certificate executed by the Chief Financial Officer of Buyer certifying that Buyer has complied with the covenants set forth in Section 5.11. The parties agree that the Proposed Bookings Calculation shall be prepared using practices and procedures in accordance with the Past Practices of the Wireless Solutions Group to the extent that such practices and procedures are commercially reasonable and conform to the requirements of this Agreement. The Proposed Bookings Calculation shall be binding upon the parties to this Agreement unless Seller gives written notice of disagreement with any of said values or amounts or items in the Proposed Bookings Calculation to Buyer within thirty (30) Business Days after its receipt of the Proposed Bookings Calculation, specifying in reasonable detail the nature and extent of such disagreement. If following delivery of a notice of disagreement by Seller, Buyer and Seller thereafter mutually agree upon the Proposed Bookings Calculation prior to the date which is thirty (30) Business Days after Buyer's receipt of such notice from Seller, such agreement shall be binding upon the parties to this Agreement. If Buyer and Seller are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to the First Choice (or if the First Choice shall decline to act, the Selected Firm) and the resolution of that disagreement resulting therefrom shall be final and binding upon the parties hereto for purposes of this Agreement. The fees and disbursements of Buyer and/or Buyer's Accountants incurred in the preparation of the Proposed Bookings Calculation shall be paid by Buyer. Seller shall pay the fees and disbursements of Seller and/or Seller's Accountants. The fees and disbursements, if any, of the First Choice or the Selected Firm, as the case may be, shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. In the event that Seller does not pay its portion of the fees of the First Choice or Selected Firm, as the case may be, and Buyer is required to pay Seller's portion of such fees, then Seller shall reimburse Buyer for such payment and, if such reimbursement is not made within five (5) days of written demand by Buyer therefore, Buyer shall be entitled to deduct such fees from the Deferred Stock Consideration or other amounts payable to Seller, and if there is no Deferred Stock Consideration Amount payable to Seller hereunder, Buyer shall be entitled to give notice to the Escrow Agent. In connection with the review of the Proposed Bookings Calculation for the purposes of verifying the accuracy of the Proposed Bookings Calculation, Buyer shall (i) make available for inspection by Seller and its representatives any sales orders, booking materials and cancellations for the period from the  Closing  Date  through the  Bookings  Cut-off  Date  reasonably requested by Seller and (ii) provide Seller with reasonable access to its records and personnel (including sales personnel and sales managers) and cause such personnel to reasonably cooperate and assist Seller in its review of the Proposed Bookings Calculation. The Qualified Bookings Amount for the Bookings Warranty Period, as finally determined pursuant to this Section 2.8(a), is referred to herein as the "FINAL BOOKINGS AMOUNT" and the date such determination is made is referred to herein as the "BOOKINGS DETERMINATION DATE."

                  (b) In the event that the Final Bookings Amount is less than $60,000,000, as Buyer's sole and exclusive remedy with respect to the breach of Seller's representation and warranty set forth in Section 3.31, Buyer shall be entitled to receive from Seller an amount of liquidated damages determined as follows (the "BOOKINGS STOCK INDEMNITY AMOUNT"), which liquidated damages shall be payable solely by means of a set-off against the Deferred Stock Consideration
Amount:

                           (i)  if  the  Final  Bookings  Amount  is  less  than
         $55,000,000,   then  the  Bookings  Stock  Indemnity  Amount  shall  be
         $14,244,336;

                           (ii) if the Final Bookings Amount is equal to or more than $55,000,000, but less than $60,000,000, then the Bookings Stock
         Indemnity Amount shall be an amount equal to the product of (1) $60,000,000 less the Final Bookings Amount multiplied by (2) 1.4244336.

                  (c) Subject to the terms and conditions set forth in the Master Indemnification Agreement, the Deferred Stock Consideration Amount less the Bookings Stock Indemnity Amount, if any, less any fees deducted for Buyer's payment of Seller's portion of the fees of the First Choice or Selected Firm (collectively, the "DEFERRED STOCK PAYMENT"), shall be paid to Seller within ten
(10) days after the Bookings Determination Date and shall be paid in immediately available funds by wire transfer to a bank account or bank accounts designated in writing by Seller prior to such date; provided, however, that:

                           (i) If at the time of the Deferred Stock Payment, Buyer's common stock ("ARX COMMON STOCK") is listed for trading on a national securities exchange or traded on the NASDAQ Stock Market, Buyer may elect to pay any portion of the Deferred Stock Payment (other than any portion of the Deferred Stock Payment that, pursuant to the terms of the Master Indemnification Agreement, is deposited directly by Buyer into the Escrow Fund (the "DEFERRED DEPOSIT AMOUNT")) by delivering to Seller duly and validly issued certificates representing a number of shares of ARX Common Stock computed as follows: an amount equal to (A) the remainder of (x) the Deferred Stock Payment minus (y) the Deferred Deposit Amount minus (z) the portion of the Deferred Stock Payment paid in cash to Seller (such remainder, the "STOCK VALUE"), divided by (B) the intraday volume weighted average trading price (as reported in writing by UBS Paine Webber to each of Seller and Buyer) of one share of ARX Common Stock traded on NASDAQ over the twenty consecutive Business Days on which ARX Common Stock was actually traded immediately preceding, but not including, the Bookings Determination Date; provided, however, that notwithstanding any election by Buyer to make the Deferred Stock Payment in ARX Common Stock, the Deferred Deposit Amount shall be paid in cash in immediately available funds to the Escrow Agent; and

                           (ii) in the event that Buyer elects to issue any ARX Common Stock as provided in clause (i) above, Seller may, at its election, direct Buyer to issue all such shares of ARX directly to RII, in satisfaction of an amount of indebtedness of Seller owing to RII equal to the Stock Value.

                  (d) Buyer hereby covenants and agrees that any shares of ARX Common Stock issued to Seller or RII pursuant this Section 2.8 shall have been registered by Buyer under the Securities Act of 1933, as amended (the "SECURITIES ACT") prior to their delivery to Seller or RII.

         SECTION 2.9. Total Consideration Allocation.

               With  respect  to any  Closing  Net  Working  Capital  Shortfall,
Closing Net Working Capital Surplus or Restatement Payment, as determined in accordance with Section 2.7, Buyer and Seller hereby agree that a portion of any such Closing Net Working Capital Shortfall, Closing Net Working Capital Surplus or Restatement Payment shall be allocated to the consideration paid by Buyer under this Agreement and the U.S. Asset Purchase Agreement in a manner mutually agreed upon by the parties prior the date hereof and reflected on Schedule 1 hereto. With respect to the Pre-Closing Tax Liabilities referred to in Sections
2.6 and 2.7, Buyer and Seller agree that such liabilities shall be allocated to the consideration paid by Buyer under this Agreement. To the extent that any portion of any Closing Net Working Capital Shortfall, Closing Net Working Capital Surplus, Pre-Closing Tax Liability or Restatement Payment is allocated pursuant to this Section 2.9 to the consideration paid by Buyer for the Shares, the Stock Purchase Price shall be adjusted upward with respect to any allocated portion of a Closing Net Working Capital Surplus, Pre-Closing Tax Liabilities or Restatement Payment received by Seller or downward with respect to any allocated portion of a Closing Net Working Capital Shortfall, Pre-Closing Tax Liabilities or Restatement Payment paid to Buyer by Seller and such adjusted purchase price is referred to herein as the "ADJUSTED STOCK PURCHASE PRICE."


                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Buyer Parties:

         SECTION 3.1. Organization and Qualification. The Company is a private company duly organized and validly existing under the laws of England and Wales and has all corporate power and authority to own, lease and operate its assets and to carry on its businesses as now being conducted. The particulars of the Company contained in Section 3.1 of the Seller Disclosure Schedule are true, accurate and not misleading. RIAP is a private company duly organized, validly existing and in good standing under the laws of Hong Kong and has all requisite power and authority to own, lease and operate its assets and to carry on its businesses as now being conducted. The particulars of RIAP contained in Section
3.1 of the Seller Disclosure Schedule are true, accurate and not misleading. The Company and RIAP are in good standing and qualified or licensed in each jurisdiction where the nature of the activities conducted by it or the character of the property or assets owned, leased or operated by it makes such qualification or licensing necessary. Seller has heretofore delivered to Buyer
(a) complete and correct copies of the Memorandum and Articles of Association, as currently in effect, of each of the Company and RIAP; and (b) complete and correct copies of all resolutions passed or entered into during the period commencing November 2, 2001 to date, which would be required to be forwarded to the UK registrar of companies pursuant to Section 380 of the CA 1985 (in the case of the Company) or the equivalent in Hong Kong (in the case of RIAP).

         SECTION 3.2. Capitalization of the Company and RIAP.

                  (a) The authorized share capital of the Company consists of 11,200,000 ordinary shares of (pound)1 each, of which 11,098,786 ordinary shares are issued. The Shares constitute all of the issued share capital of the Company. All of the Shares have been duly authorized and validly allotted and issued in compliance with Applicable Law, are fully paid and non-assessable. The authorized share capital for RIAP consists of 100,000 ordinary shares of HK$1 each (the "HK SHARES"), all of which are issued. All of the HK Shares have been duly authorized and validly allotted and issued in compliance with Applicable Law, are fully paid and non-assessable.

                  (b) The Company has not granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for share or loan capital of the Company or any other commitments or agreements providing for the issuance of additional share or loan capital of the Company or for the repurchase or redemption of share or loan capital of the Company. There are no agreements of any kind that obligate the Company to issue, purchase, redeem or otherwise acquire any of its share or loan capital.

                  (c) All of the Shares are owned legally and beneficially by the Seller and, upon consummation of the transactions contemplated hereby, will be transferred to Acquisition Sub free and clear of all Liens. All of the HK Shares are owned beneficially and (save as referred to in Section 3.1 of the Seller Disclosure Schedule) legally by the Company, free and clear of all Liens.

                  (d) RIAP has not granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for share capital of RIAP or any other commitments or agreements providing for the issuance of additional share or loan capital of RIAP or for the repurchase or redemption of share or loan capital of RIAP. There are no agreements of any kind that obligate RIAP to issue, purchase, redeem or otherwise acquire any of its share or loan capital.

         SECTION 3.3. Subsidiaries.

                  (a) RIAP is the only Subsidiary of the Company.

                  (b) Except as set forth in Section 3.3(b) of the Seller Disclosure Schedule, and, for the avoidance of doubt, except any distribution agreements entered into by the Company and/or RIAP in the ordinary course of business, neither the Company nor RIAP holds any legal or beneficial interest in or is member of any partnership, joint venture or other unincorporated association or other entity, or party to any agreement to become a member of the same. If and to the extent the foregoing representation and warranty is not accurate, the representations and warranties in this Section 3 which refer to RIAP or a Subsidiary of the Company will be deemed repeated mutatis mutandis in respect of such interest.

                  (c) Except as set forth in Section 3.3(c) of the Seller Disclosure Schedule, RIAP did not trade or conduct any business prior to July, 2002.

                  (d) Neither the Company nor RIAP have any branches or representative offices save as referred to in Section 3.1 of the Seller Disclosure Schedule.

         SECTION 3.4. Authority Relative to this Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

         SECTION 3.5. Consents and Approvals; No Violations.

                  (a) Except as set forth in Section 3.5(a) of the Seller Disclosure Schedule or as may be required under applicable requirements of the Exchange Act, state securities or "blue sky" laws, or applicable competition legislation or regulations of any foreign jurisdictions, no filing with or notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) Neither the execution, delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective constitutional documents of Seller, the Company or RIAP, (ii) except as set forth in Section 3.5(b) of the Seller Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract to which Seller, the Company or RIAP is a party or by which Seller, the Company or RIAP may be bound or (iii) violate any Applicable Law binding on or applicable to Seller, the Company or RIAP, except, in the case of (ii) or (iii), for violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect or material adverse effect on Seller's ability to enter into and perform its obligations under this Agreement or any of the Related Agreements.

         SECTION 3.6. Financial Statements.

                  (a) Copies of (i) the unaudited consolidating balance sheet of the Wireless Solutions Group as of December 31, 2002 (the "WSG BALANCE SHEET") and (ii) the unaudited consolidating income statements for the Wireless Solutions Group for the year ended December 31, 2002 have been provided to Buyer and are set forth in Section 3.6(a) of the Seller Disclosure Schedule (together with the WSG Balance Sheet, the "FINANCIAL STATEMENTS").

                  (b) Except as disclosed in Section 3.6(b) of the Seller Disclosure Schedule, the Financial Statements have been prepared based upon the management accounts of the Company and each of the Sales Companies in accordance with their respective normal accounting practices. The Financial Statements, including any notes thereto, are complete, true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to the Financial Statements as set forth in Section 3.6(a) of the Seller Disclosure Schedule) and present fairly, in all material respects, the consolidated and consolidating financial position and results of operations of the Wireless Solutions Group (presented as a consolidated business segment of Seller, the Company and the Sales Companies) as of the date thereof and for the periods then ended.

         SECTION 3.7. Litigation.

                  (a)  Except as  disclosed  in  Section  3.7(a)  of the  Seller
Disclosure   Schedule,   there  is  no  suit,  claim,   action,   proceeding  or
investigation pending or, to the Knowledge of Seller, threatened (a) by or against the Company or RIAP or any of their respective assets or (b) by or against Seller and affecting the Wireless Solutions Group before any Governmental Authority, in each case, (i) that individually or in the aggregate, could (A) have a Company Material Adverse Effect, (B) prevent, hinder or delay the execution and performance of this Agreement, or the consummation of the transactions contemplated hereby, (C) result in this Agreement being declared unlawful or cause the rescission of any of the transactions contemplated hereby or (ii) in which the amount of damages asserted exceeds $50,000.

                  (b) There is no order or judgment of any Governmental Authority outstanding against the Company or RIAP.

                  (c) There are no claims or applications pending or, to the Knowledge of Seller, threatened in respect of rectification of the shareholders' register of the Company pursuant to Section 359 CA 1985.

         SECTION 3.8. Compliance with Applicable Law.

                  Except as set forth in Section 3.8 of the Seller Disclosure Schedule, the Company and RIAP hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of the Wireless Manufacturing Business (the "COMPANY PERMITS") in the same manner and extent to which it is currently conducted, except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.8 of the Seller Disclosure Schedule, since November 2, 2001 and, to the Knowledge of Seller, prior to such date, (a) neither the Company nor RIAP has been charged with or received notice of any material violation of any Applicable Law relating to it, or the operation of the Wireless Manufacturing Business, nor, to the Knowledge of Seller, is there any threatened claim of such violation (including any investigation) or any basis therefore and (b) the Wireless Manufacturing Business (including the business conducted by RIAP) has been conducted in compliance in all material respects with all Applicable Laws.

                  SECTION 3.9. Labor Matters.

                  (a) The employees listed in Section 3.9(a) of the Seller Disclosure Schedule were all employed by the Company as of July 29, 2003, and, other than such employees, no person is an employee of either the Company or RIAP, and, except for those persons disclosed in Section 3.9(a) of the Seller Disclosure Schedule:

                  (i) there are no subsisting Contracts for any person to provide consulting services to the Company or RIAP (except for any such Contract that provides for a payment by the Company or RIAP of less than (pound)3,500 per annum); and

                  (ii) no person is currently engaged by the Company or RIAP under a contract for services or as a worker or contract worker provided by an agency (except for any such Contract that provides for a payment by the Company or RIAP of less than (pound)3,500 per annum).

                  (b) Except as disclosed in Section 3.9(b) of the Seller Disclosure Schedule, there are no current, pending or, to the Knowledge of Seller, threatened charges, applications, claims, complaints, petitions or written grievances before any Governmental Authority or otherwise relating to or predicated upon a violation of Applicable Law regarding employment, employment practices, consultation and terms and conditions of employment, including charges of unfair labor practices, unlawful discharge, unfair dismissal, discrimination, harassment or hostile work environment, or failure to consult which applications, claims, charges, applications, claims, complaints, petitions or grievances have had or could have, individually or in the aggregate, a Company Material Adverse Effect, nor to the Knowledge of Seller, is there any basis for any such charges, applications, claims, complaints, petitions or grievances.

                  (c) Except as disclosed in Section 3.9(c) of the Seller Disclosure Schedule, neither the Company nor RIAP is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or RIAP. To the Knowledge of Seller, no activities or proceedings of any labor union to organize any employees of the Company or RIAP have occurred and no valid requests for union recognition have been received nor has the Company or RIAP done any act that might be construed as recognition. No strikes, slowdowns, work stoppages, lockouts have occurred since November 2, 2001 or to the Knowledge of Seller, prior to such date, nor, to the Knowledge of Seller, have any threats thereof by or with respect to any employees of the Company or RIAP occurred.

                  (d) Except as disclosed in Section 3.9(d) of the Seller Disclosure Schedule, the Company and RIAP have no profit-sharing, share option or share incentive schemes or other Employee Plans in relation to any employee or worker. No obligations or liabilities under or in relation to any such share option or share incentive schemes (but excluding obligations or liabilities under or in relation to any other Employee Plan) shall remain with the Company or RIAP after the Closing Date.

                  (e) Except as described in Section 3.9(e) of the Seller Disclosure Schedule:

                           (i) no director or executive of the Company or RIAP engaged primarily in the Wireless Manufacturing Business (A) has given written notice of his or her intention to resign prior to the Closing Date or within twelve (12) months thereafter or, to the Knowledge of Seller, is intending to do so; or (B) would become entitled to any rights (including as to compensation) as a result of the entry into, or the consummation of the transactions contemplated by this Agreement; and

                           (ii) neither the Company nor RIAP are parties to any written agreement, or, to the Knowledge of Seller, any oral agreement or arrangement, imposing a legal obligation on it to, following Closing, increase the rate of remuneration of, or to make any bonus or incentive payments or any benefits of any kind or any other payments to or on behalf of, any of its former or present officers or employees.

                  (f) Seller has made available to Buyer copies of the current employment terms and terms of engagement of the persons listed in Section 3.9(a) of the Seller Disclosure Schedule and warrants that there are no other terms and conditions of employment or engagement applicable to such listed persons with respect to their current employment by the Company or RIAP.

                  (g) Each of the Company and RIAP have maintained current and adequate records in relation to its employees and workers including, without limitation, records relating to statutory sick pay, statutory maternity pay, disciplinary matters, grievances, health and safety, working time and parental leave.

                  (h)  Except as  disclosed  in  Section  3.9(h)  of the  Seller
Disclosure Schedule, there are no directors, officers or employees of the Company or RIAP who are or are expected to be absent for one month or more on secondment or other leaves of absence including sick leave (other than normal holidays, maternity, paternity or adoption leave).

         SECTION 3.10. Taxes. Except as set forth in Section 3.10 of the Seller Disclosure Schedule:

                  (a)      General and Compliance Matters

                           (i) The Company has timely filed all Tax Returns that
         it was required to file under Applicable Law. All such Tax Returns were and remain true, correct, accurate and complete in all material respects and are not the subject of any material dispute nor, to the Knowledge of Seller, are likely to become the subject of any material dispute with any Governmental Authority. All Taxes which have fallen due for payment by the Company within the last three years (whether or not shown on any Tax Return and including Tax payable installments) have been paid in full on the due date therefore. The Company is not currently the beneficiary of any extension of time within which to file any such Tax Return. There are no Liens on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has created and preserved all records required to be preserved under Applicable Law. All Tax Returns made by the Company have been agreed with the appropriate Government Authority. The Company has not within the past three (3) years paid or become liable to pay, nor are there any circumstances by reason of which the Company is likely to become liable to pay, any penalty, fine, surcharge or interest. All material or unusual arrangements, permissions, dispensations, concessions, agreements or undertakings relating to Taxes between the Company and any Governmental Authority have been disclosed in the Disclosure Schedule and no such arrangement disclosed in the Disclosure Schedule is to the Knowledge of Seller liable to be withdrawn for any reason. The Company has not taken any action which has had or might have the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with any taxation authority and the Disclosure Schedule contains details of such arrangements or agreements.

                           (ii) All clearances and rulings obtained by the Company have been properly obtained and all information supplied to any relevant Government Authority in connection with such clearances was complete and accurate in all respects and any transaction for which such clearance was obtained has been carried out only in accordance with the terms of the clearance given therefore and the application on which the clearance was based.

                           (iii) The Company have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (iv) To the Knowledge of Seller, there is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of the Company either (i) claimed or raised by any Government Authority in writing or (ii) to the Knowledge of Seller, threatened based upon contact with any such Government Authority. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (v) The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement and, to the Knowledge of Seller, is not nor will it become liable to pay or make reimbursement or indemnity in respect of any Tax arising in respect of income or events prior to Closing for which it is not primarily liable in consequence of the failure by any other person (other than Buyer, Acquisition Sub, the Company or RIAP) to discharge that Tax.

                           (vi) The Company has not within the past three years suffered any investigation audit or visit by any other taxation or excise authority, and, to the Knowledge of Seller, no such investigation audit or visit is planned for the next twelve months.

                           (vii) The Company has made and submitted each claim, disclaimer, election, notice and consent assumed to have been made for the purposes of the Financial Statements.

                           (viii) The Company will not become liable to pay or make reimbursement or indemnity in respect of any taxation for which it is not primarily liable in consequence of the failure by (1) any person connected with the Seller or (2) to the Knowledge of Seller, any other person (other than, in either case, a member of the Buyer's Group or the Company or RIAP after Closing) to discharge that taxation within any specified period or otherwise, where such taxation relates to a profit, income or gain, transaction, event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Closing.

                           (ix) The Company is not and to the Knowledge of Seller has not at any time within the last seven years been a close company as defined in section 414 ICTA.

                  (b)      Deductibility

                           (i) The Company has no securities (within the meaning of Part VI ICTA) in issue where any interest or other distribution out of assets in respect of such securities is either not deductible or is deductible other than on the same basis as such payments are recognized in the accounts of the Company and the Company has not agreed to issue any such securities.

                           (ii) All rents, annual payments and other sums of a material amount an income nature paid or payable by the Company since December 31, 2002 or which it is under an obligation to pay in the future (other than entertainment expenditure or other categories of expenditure incurred in the ordinary course of trade that are not generally deductible for tax purposes) are wholly allowable as deductions or charges in computing income for the purposes of Income Tax.

                  (c)      Capital Allowances

                  As at January 1, 2003 and after taking the effect of the Company Contribution into account, the tax written down value of the pool of assets qualifying for writing-down allowances at the rate of 25% per annum under
Part 2 of the Capital Allowances Act 2001 is not less than (pound)4,500,000.

                  (d)      US Tax Warranties

                  The Company is not, and has not at any time been, required to file Tax Returns in the United States.

                  (e)      Value Added Tax

                           (i) Registration. The Company is duly registered for the purposes of Value Added Tax with quarterly prescribed accounting periods and such registration is not subject to any conditions imposed by or agreed with any Government Authority and the Company is not (nor, to the Knowledge of Seller, are there any circumstances by virtue of which any of them may become) under a duty to make payments other than on a quarterly basis.

                           (ii) VAT group. The Company is not, nor has any of them been treated for Value Added Tax purposes as, a member of any group of companies.

                           (iii) Security. The Company has not at any time been required to give security in respect of Value Added Tax.

                           (iv) The Company is not nor was it partially exempt in its current or preceding value added tax year and to the Knowledge of Seller there are no circumstances by reason of which the Company might not be entitled to credit for all Value Added Tax chargeable on supplies received and imports and acquisitions made (or agreed or deemed to be received or made) by it in its current or preceding value added tax year and there are no circumstances by reason of which Regulation 107 Value Added Tax Regulations 1995 might apply (or has applied) to the Company.

                           (v) No direction has been or could have been made to the Company under paragraph 1 of Schedule 6 or paragraph 1 of Schedule 7 to VATA 1994.

                           (vi) To the Knowledge of Seller, the Company has not at any time been required to give security under paragraph 4 of
         Schedule 11 to VATA 1994.

                           (vii) The Disclosure Schedule sets out full and accurate particulars of all assets held by the Company which are capital items for the purposes of Part XV of the Value Added Taxes Regulations 1995 (SI 1995/2518) and of all adjustments that have arisen or could arise under that Part XV.

                  (f) PAYE

                           (i) The Company has operated properly the United Kingdom Pay As You Earn and National Insurance contributions systems and all similar systems in any jurisdiction which applied to the Company ("PAYE") making all deductions and accounting punctually for all sums in respect of all payments to, or treated as made to, employees and ex-employees of them and has accounted punctually to the relevant Government Authority for all Tax so deducted or required to be accounted for and all Tax chargeable on benefits provided to its employees and all returns required and regulations made thereunder have been punctually made and were at the time of submission and remain accurate and complete in all respects and the Company has not been subject to a PAYE audit in the last two (2) years.

                           (ii) The Company is not under an obligation to pay nor has it since December 31, 2002 paid or agreed to pay any compensation for loss of office or any gratuitous payment not deductible in computing its income for the purposes of Income Tax.

                           (iii) The Company does not participate in a scheme under section 202 ICTA.

                           (iii) The Disclosure Schedule sets out details of all current dispensations or notices granted by any Governmental Authority to the Company.

                           (iv) Since December 31, 2002, the Company has not made any payment which may be wholly or partially disallowed as an expense or expense of management nor did any circumstances exist at December 31, 2002 which could result in any payment made after that date being so disallowed.

                  (v) The Company does not have any shares in issue to which Chapter II, Part III of the Finance Act 1988 of the United Kingdom has applied or, to the Knowledge of Seller, could apply.

                  (g)      Group Relief

                           (i) Section 3.10(f)(i) of the Seller Disclosure Schedule gives details of every written agreement to which the Company is a party and is operative as of the date hereof relating to the claim or surrender of group relief under the provisions of sections 402 to 413 (inclusive) ICTA and every such claim has been made in accordance with the applicable administrative provisions.

                           (ii) Apart from any applicable provision of the Tax Deed, the Company is not now nor will it be under any obligation to make or have any entitlement to receive in respect of any period or part of a period ending on or before Closing any payment for group relief as defined in section 402(6) ICTA.

                           (iii) All claims made by the Company for group relief were when made valid and have been or will be allowed by way of relief from corporation tax and in respect of accounting periods ended after 30 June 1999 the Company has met all procedural and other requirements of Part VIII Schedule 18 Finance Act 1998 of the United Kingdom in respect of any such claim.

                           (iv) The Company has not been party to a surrender of tax refund under section 102 of the Finance Act 1989 of the United Kingdom.

                  (h)      Groups of Companies

                           (i) No asset of the Company shall be deemed under any law to have been disposed of and reacquired, and no charge to tax of the Company will arise, by virtue of or in consequence of the entering into or performance of this Agreement.

                           (ii) To the Knowledge of Seller, there are no transactions in respect of which tax has been or may be assessed on the Company pursuant to section 190 TCGA in respect of any chargeable gain accrued prior to the date of this agreement and the Company has not at any time within the period of seven years ending with the date of this agreement transferred any asset other than trading stock (including without limitation any transfer by way of share exchange within section 135 TCGA) to any company which at the time of disposal was a member of the same group (as defined in section 170 TCGA).

                           (iii) The Company has not been party to an election under section 171A TCGA.


                           (iv) The Company has no unrelieved surplus advance corporation tax.

                           (v) The Company has not entered into any transaction to which the provisions of section 34, section 35, section 36 or section 780 ICTA have been or could be applied.

                  (i)      Overseas Interests

                           (i) Residence. The Company is, and, to the Knowledge of Seller, has throughout the past seven years been, resident for Income Tax purposes in the jurisdiction in which it is organized and has not been treated as resident or subject to Income Tax in any other jurisdiction. The Company has no branch, agency or permanent establishment outside the jurisdiction in which each is organized or incorporated.

                           (ii) Treasury Consent for Migration of Companies, etc. The Company has not carried out or caused or permitted to be carried out any of the transactions (i) specified at the relevant time in section 765(1) ICTA otherwise than with the prior consent of H.M. Treasury and (in the case of a special as opposed to general consent) full particulars of which are contained in the Seller Disclosure Schedule or (ii) specified at the relevant time in section 765A ICTA without having duly provided the required information to the Board of Inland Revenue and obtained a valid clearance.

                           (iii) The Company is not nor, to the Knowledge of Seller, has it within the past seven years been a dual resident company within the meaning of section 404(4) ICTA nor has the Company been involved in any transaction to which section 404 ICTA or any other provision (including any exclusion from a provision) relating to dual resident investing companies as there defined could apply.

                           (iv) The Company does not have and, has not in the past seven years had any interest in a controlled foreign company as defined in Chapter IV Part XVII ICTA nor any material interest in an offshore fund as defined in section 759 ICTA.

                           (v) The Company has not been assessable to Tax in any jurisdiction as agent for any other person.

                  (j)      Anti-Avoidance

                           (i) No transactions or arrangements involving the Company have taken place or are in existence which are such that any transfer pricing legislation have been or could be applied to them provided that this warranty 3.10(j)(i) only applies to transactions or arrangements entered into or effected on or prior to November 2, 2001 to the extent that they remain in existence after closing.

                           (ii) The Company has not been a party to any transaction the main purpose of which, or one of the main purposes of which was the avoidance of any tax or duty provided that this warranty 3.10(j)(ii) is limited to the Knowledge of Seller in respect of transactions entered into or effected on or prior to November 2, 2001.

                           (iii) The Company has not been involved in any transaction or series of transactions which, or any part of which, may for any tax purposes be disregarded, recharacterized or reconstructed by reason of any motive to avoid, reduce or delay a possible liability to Tax provided that this warranty 3.10(j)(iii) is limited to the Knowledge of Seller in respect of transactions entered into or effected on or prior to November 2, 2001.

                  (k)      Stamp Duty and Stamp Duty Reserve Tax

                           (i) All documents in the enforcement of which the Company may be interested have been submitted for adjudication (where desirable) and duly stamped either in the United Kingdom, Hong Kong or elsewhere where any such document attracts duty and no such document has not been stamped by reason of it being executed and retained abroad.

                           (ii) The Company has not since December 31, 2002 incurred any liability to or been accountable for any stamp duty reserve tax and there has been no conditional agreement within section 87(1) Finance Act 1986 of the United Kingdom which could lead to the Company incurring such a liability or becoming so accountable.

                  (l) Loan relationships and derivative contracts

                           (i) All interest, discounts or premiums payable by the Company in respect of its loan relationships, within the meaning of Chapter II of Part IV of the Finance Act 1996 of the United Kingdom, are capable of being brought into account by the Company as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognized in the Company's accounts (assuming that the accounting policies and methods adopted for the purpose of the accounts continue to be so adopted).

                           (ii) In respect of every loan relationship (as defined by Section 81 of the Finance Act 1996 of the United Kingdom) to which the Company is or has been a party, the Company has used in its statutory accounts an accruals basis of accounting which is an authorized accounting method for the purposes of Chapter II or Part IV of the Act and has used that method consistently and without variation for all relevant accounting periods.

                           (iii) Profits and losses on all qualifying contracts (as defined for the purposes of Chapter II of Part IV of the Finance Act 1994) and derivative contracts (as defined in Finance Act 2002 of the United Kingdom, Schedule 26, paragraph 2) which are or have at any time been held by the Company are and have at all times been computed on an accruals basis of accounting which satisfies the requirements of section 156 of the Finance Act 1994 and that Schedule 26.

                  (m) Application of Tax Warranties to RIAP.

                  Other than Section  3.10(c),  each of the  statements  in this
         Section 3.10 would be true and correct in relation to RIAP if, for references to the Company or there were substituted references to RIAP and for references to concepts of United Kingdom law there were references to the law of any jurisdiction applicable to the Company or RIAP.

         SECTION 3.11. Brokers. Except for the fees described in Section 3.11 of the Seller Disclosure Schedule, which fees shall be paid by Seller, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

         SECTION 3.12. Material Contracts.

                  (a) Section 3.12 of the Seller Disclosure Schedule lists all Contracts described in clauses (i) through (xvii) below to which the Company or RIAP is a party or is otherwise bound and which have not, as of the date hereof, been terminated or fully performed ("MATERIAL CONTRACTS"). A true, correct and complete copy of each such Material Contract has been made available to Buyer:

                            (i)  any  Contracts   providing  for  a   commitment
                  of employment or consultation services requiring payments in any one year in excess of $100,000;

                           (ii) any  Contracts  with any Person  containing  any
                  provision or covenant prohibiting or materially limiting the ability of the Company or RIAP to engage in any business activity or compete with any Person other than by reason of confidentiality;

                           (iii) any Contracts  relating to any  Indebtedness of
                  the Company or RIAP or under which any Lien (other than Permitted Liens) has been imposed on any asset of the Company or RIAP;

                           (iv) any Contracts providing for (i) the future disposition or acquisition of any assets or properties of the Wireless Manufacturing Business, other than dispositions or acquisitions in the ordinary course of business, and (ii) any merger or other business combination;

                           (v) any Employee  Plans for the benefit of any of the
                  directors, officers or employees of the Company or RIAP including, but not limited to, any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, pension, retirement, executed compensation, severance or other plan or arrangement (other than option plans maintained by RIG LP, a Delaware limited partnership, for the benefit of certain employees of the Company and RIAP);

                           (vi) any Contract under which the Company or RIAP has
                  loaned or advanced or is committed to advance or loan money to its Affiliates, directors, officers or employees;

                           (vii) any  Contract  between or among the Company and
                  any of its Affiliates;

                           (viii)  any   Contract  for  the  lease  of  personal
                  property to or from any Person which provides for lease payments in excess of $100,000 per year;

                           (ix) any Contract  (other than this  Agreement)  that
                  limits or contains restrictions on the ability of the Company or RIAP to incur or suffer to exist any Lien (other than in respect of the Company's or RIAP's rights under such Contract), to purchase or sell any assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination;

                           (x) any other Contracts (excluding warranty obligations of the Company or RIAP) that (A) involve the payment, pursuant to the terms of any such Contract, (1) by the Company or RIAP of more than $50,000 annually or

                  (2) to the Company or RIAP of more than  $200,000 annually and
                  (B) cannot be terminated within ninety (90) days after giving notice of termination without resulting in any material cost or penalty to the Company or RIAP;

                           (xi) any Contract concerning the issuance of a permit, franchise or license which is material to the Wireless Manufacturing Business requiring an annual payment of $100,000 or more in fees, royalties or otherwise by the Company or RIAP;

                           (xii) any Contract the particulars of which are required to be furnished to any competition or regulatory authority and any undertaking that has been given or order made pursuant to any competition legislation or in response to any request for information or statement of objection from any Governmental Authority;

                           (xiii) any bid,  tender,  proposal or offer which, if
                  accepted, will result in the Company or RIAP becoming a party to any agreement or arrangement in which the aggregate payments to be received or paid by the Company or RIAP would exceed $1,500,000;

                           (xiv) any Contracts  pursuant to which the Company or
                  RIAP has guaranteed the performance or payment of any obligation of any Person (other than Contracts relating to Indebtedness);

                           (xv) any Contracts not otherwise  described in any of
                  clauses (i) through (xiv) above that were not made in the ordinary course of business and at arm's length;

                           (xvi) any Contract not otherwise  described in any of
                  clauses (i) through (xv) above under which the consequences of a default or termination could have a Company Material Adverse Effect; and

                           (xvii)  any   amendment  to  any  of  the   Contracts
                  described in this Section 3.12.

                  (b) Except as disclosed in Section 3.12(b) of the Seller Disclosure Schedule, (i) each Material Contract is legal, valid, binding and enforceable by and against the Company or RIAP in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy or other laws affecting creditors' rights, or by general equity principles, and is in full force and effect on the date hereof; (ii) such Material Contracts are fully performable by the Company or RIAP in accordance with their terms. The Company or RIAP has performed all material obligations required to be performed by it to date under each such Material Contract, and is not in material default under any such Material Contract; (iii) no event has occurred which, with due notice or lapse of time or both, would constitute a material default of any such Material Contract; and (iv) to the Knowledge of Seller, no other party to any such Material Contract is in material default of any Material Contract, and no event has occurred which, with due notice of lapse of time or both, would constitute such a default, and otherwise there are no grounds for the termination or cancellation of such Material Contract by the Company or RIAP.

         SECTION 3.13. Intellectual Property.

                  (a) The Company and RIAP own or possess adequate licenses or other valid rights to use all existing material Business Intellectual Property;

                  (b) Except as disclosed by the documents in Section 3.13(b) of the Seller Disclosure Schedule;

                           (i) the validity of the owned Business Intellectual Property and the title thereto of the Company or RIAP is not being questioned or to the Knowledge of Seller, threatened in any litigation, arbitration or proceeding to which the Company or RIAP is a party;

                           (ii) to the Knowledge of Seller, the conduct of the Wireless Manufacturing Business has not infringed upon and does not infringe upon, misappropriate, conflict or interfere with any valid patents, trademarks, trade names, service marks, copyrights or intellectual property rights of any other Person;

                           (iii) since November 2, 2001 and, to the Knowledge of Seller, prior to such date, neither the Company nor RIAP has received any claim, charge, complaint or notice alleging any such interference, infringement, misappropriation, conflict or violation with respect to such Business Intellectual Property, including any claim that the Company or RIAP must license or refrain from using such rights of a third party; and

                           (iv) the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any Business Intellectual Property;

                           (v) to the Knowledge of Seller, no third party is interfering with, infringing upon, or misappropriating the Business Intellectual Property;

                           (vi) Since November 2, 2001 and to the Knowledge of Seller, prior to such date, neither the Company nor RIAP has taken or threatened any action against a third party including in respect of the Business Intellectual Property including in respect of any application for any intellectual property registrations.

                  (c) Section 3.13(c) of the Seller Disclosure Schedule identifies each patent or registration which has been issued to the Company or RIAP with respect to the Business Intellectual Property, identifies each pending patent application or application for trade mark or other Business Intellectual Property registration which has been made by the Company or RIAP with respect to the Business Intellectual Property, and identifies each license, agreement, or other permission which the Company or RIAP has granted to any third party with respect to any of the Business Intellectual Property (together with any exceptions). Seller has caused to be delivered to Buyer true, correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.13(c) of the Seller Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company or RIAP in the conduct of the Wireless Manufacturing
Business. With respect to Business Intellectual Property required to be identified in Section 3.13(c) of the Seller Disclosure Schedule and except as disclosed in Section 3.13(c) of the Seller Disclosure Schedule:

                           (i) the Company and RIAP possess all right, title and interest in and to the right free and clear of any Lien;

                           (ii) the right is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (iii) no action is pending nor, to the Knowledge of Seller, is threatened or expected which challenges the legality, validity, enforceability, use or ownership of the right, nor, to the Knowledge of Seller, is there any basis for such action;

                           (iv) neither the Company nor RIAP has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to such right.

                  (d) Section 3.13(d) of the Seller Disclosure Schedule identifies each Business Intellectual Property that any third party owns which the Company or RIAP uses in connection with the Wireless Manufacturing Business pursuant to an existing Contract. Seller has caused to be delivered to Buyer true, correct and complete copies of all such contracts (as amended through the date hereof) where written or an accurate summary of the main terms and conditions if unwritten. With respect to each such Business Intellectual Property required to be so identified in Section 3.13(d) of the Seller Disclosure Schedule:

                           (i) the Contract covering the right is legal, valid, binding and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity, and is in full force and effect;

                           (ii) subject to obtaining any required third party consents, the Contracts covering the rights will be enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) neither the Company nor RIAP nor, to the Knowledge of Seller, any other party to the Contract is in material breach or default and, to the Knowledge of Seller, no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification, or acceleration hereunder;

                           (iv) to the Knowledge of Seller, no party to the Contract has repudiated any provision thereof.

                  (e) Since November 2, 2001 and, to the Knowledge of Seller, prior to that date, no employee of the Company or RIAP or other person has claimed or, to the Knowledge of

Seller, is entitled to claim any payment in respect of any Business Intellectual Property other than in respect of the Contracts.

                  (f) Except as disclosed in Section 3.13(f) of the Seller Disclosure Schedule, neither the Company nor RIAP has, since November 2, 2001, or, to the Knowledge of Seller, prior to such date, (i) allowed any Person to use any of its Business Intellectual Property without entering into proper licenses (written and executed) or (ii) permitted or knowingly acquiesced in any unauthorized use or infringement of any such Business Intellectual Property, in each case, otherwise than in the ordinary course of the Wireless Manufacturing Business.

                  (g) All applicable filings and all registration, renewal and other fees payable by the Company or RIAP in respect of Business Intellectual Property have been paid and, to the Knowledge of Seller, (i) nothing has been done or omitted to be done by which any of such Business Intellectual Property may be rendered invalid, cancelled or rectified and (ii) there are no
circumstances   which  may   prevent   relevant   applications   proceeding   to
registration.

                  (h) To the Knowledge of Seller, each of the Company and RIAP has complied with all requirements of applicable data protection legislation and no such company has received any enforcement, deregistration, transfer prohibition or other notice or written communication thereunder.

                  (i) Since November 2, 2001 and to the Knowledge of Seller prior to such date, so far as recognized and permitted by any Applicable Law, no moral rights of the author relating to any copyright in any Business Intellectual Property owned or developed by the Company and/or RIAP have been waived save in favor of the Company and/or RIAP.

         SECTION 3.14. Real Property.

                  (a) Neither the Company nor RIAP owns in fee any real property. Section 3.14 of the Seller Disclosure Schedule discloses all real property leased or otherwise owned controlled used or occupied by the Company and/or RIAP ("REAL PROPERTY").

                  (b) The Seller has heretofore delivered to Buyer correct and complete copies of the leases and other related documents with respect to the Real Property and, to the Knowledge of Seller, neither it nor the Company nor RIAP hold any other supplemental documents or deeds nor any other leases, subleases, licenses or tenancy agreements relating to the Real Property. With respect to each lease and sublease or other interest (a "RELEVANT INTEREST") listed in Section 3.14 of the Seller Disclosure Schedule and except as disclosed in Section 3.14(b) of the Seller Disclosure Schedule:

                           (i) the lease or sublease or other documentation relating to the Relevant Interest is legal, valid, binding and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity, and is in full force and effect;

                           (ii) the lease or sublease or other documentation relating to the Relevant Interest will continue to be legal, valid, binding and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby without any requirement to obtain the landlord or sublandlord's consent because a "change of control" has occurred;

                          (iii) all of the terms and conditions of each lease or sublease or other documentation relating to a Relevant Interest have been observed or performed in all material respects by the Company or RIAP (as appropriate) party thereto since November 2, 2001 and to the Knowledge of Seller, prior to such date, and to the Knowledge of Seller, no party to the lease or sublease or other documentation relating to a Relevant Interest is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification, or acceleration hereunder and there has been no written complaint by any landlord (or in each case any agent acting on its behalf) received by the Company or RIAP (or any agent acting on their behalf) since November 2, 2001 or, to the Knowledge of Seller, prior to such date, alleging any breach nor any refusal to accept rent in relation to any Relevant Interest;

                           (iv) neither the Company nor RIAP have assigned, transferred, conveyed, mortgaged, deeded in trust, guaranteed or encumbered any interest in any Real Property;

                           (v) the Company and/or RIAP (as appropriate) holds all approvals of Government Authorities (including Company Permits) required so far as is material for the continued use of the Relevant Interests for the purposes of the business of the Company and/or RIAP (as the case may be) carried on at such Relevant Interest and since November 2, 2001 and to the Knowledge of Seller prior to such date, the Relevant Interests have been used by the Company and/or RIAP (as the case may be) in accordance with Applicable Law and no notice of any resolution or proposal for the compulsory acquisition of the whole or any part of the Relevant Interest or any means of access thereto or egress therefrom has been received by the Company or RIAP (or any person acting as agent on their behalf);

                           (vi) each Relevant Interest is supplied with utilities and other services and has the benefit of all necessary rights of access and egress necessary for the nature of the operations of the Wireless Solutions Group ongoing at such facilities;

                           (vii) no rent is or should be currently under review; and

                           (viii) there are no current notices given by the landlord or tenant or any proceedings pursuant to the Landlord and Tenant Act 1954 (or other equivalent or corresponding legislation or rule of law applicable to any Relevant Interest located in any jurisdiction outside England and Wales).

                  (c) Except as disclosed in Section 3.14(c) of the Seller Disclosure Schedule, no Relevant Interest situated in England and Wales is, to the Knowledge of Seller, subject to any overriding interest specified in Section 70 of the Land Registration Act of 1925 and in relation to the Relevant Interests there are no leases, underleases, tenancies, licenses or other occupational arrangements or rights in the process of being acquired or granted. Nor is there any agreement to acquire or grant the same.

                  (d) Except as disclosed in Section 3.14(d) of the Seller Disclosure Schedule, neither the Company nor RIAP (as the case may be) has received any notice or demand in relation to and to the Knowledge of Seller, neither the Company nor RIAP have any liability for the expenditure of any material sum of money in respect of the Real Property and there is no outstanding liability for any service charge, insurance premium, rent, rates, taxes or other outgoings in respect of the Relevant Interests (or any part of them).

                  (e) Except as disclosed in Section 3.14(e) of the Seller Disclosure Schedule, the Company or RIAP (as the case may be) is the sole legal and beneficial owner in possession of the whole of each of the Relevant Interests none of which is vacant and no other person is in or entitled to occupation of any Relevant Interest.

                  (f) Except as disclosed in Section 3.14(f) of the Seller Disclosure Schedule, the Company or RIAP (as the case may be) has in its possession or unconditionally held to its order all the necessary documents of title to all the Relevant Interests.

                  (g)  Except as  disclosed  in  Section  3.14(g)  of the Seller
Disclosure Schedule, no person has a lien or any charge or any other form of security interest over any Relevant Interest or any relevant deeds or documents relating thereto.

                  (h) Except as disclosed in Section 3.14(h) of the Seller Disclosure Schedule, no person or company other than the Company or RIAP (as the case may be) has the right to call for title to (or an interest in) any part of the Relevant Interests to be vested in it whether under an option, right of pre-emption or other agreement whatsoever or by virtue of any rule of law (whether statutory, regulatory, common law or otherwise) and each part of the Relevant Interests is free from all such matters or any agreement to create any of the same.

                  (i) There is no covenant, restriction, encumbrance, burden, stipulation, easement, reservation, right or privilege or outgoing (or any agreement to create any of the same) affecting any part of the Relevant Interests which conflicts in any material respect with its present use and enjoyment by the Company or RIAP (as the case may be).

                  (j) Neither the Company or RIAP (as the case may be) has received written notice of any current contingent or anticipated notice, actions, disputes, claims, liabilities or demands regarding boundaries, easements, covenants or other matters materially adversely affecting any part of the Relevant Interests or their use.

                  (k) The information relating to periods since November 2, 2001 and to the Knowledge of Seller, the information relating to periods prior to such date in each case as set out in Section 3.14 of the Seller Disclosure
Schedule is complete and accurate in all respects.

                  (l) For the purposes of this section 3.14 of this Schedule to this Agreement references to "material", "in all material respects", "any material respect" or "matters materially adversely affecting" shall be considered and assessed in the context of the impact and/or effect on each Relevant Interest and the use thereof for the purposes of the business of the Company or RIAP (as the case may be) carried on at such Relevant Interest rather than by reference to the transactions contemplated by this Agreement.

         SECTION 3.15. Environmental Compliance.  Except as described in Section
3.15 of the Seller Disclosure Schedule:

                  (a) Each of the Company and RIAP (i) holds all permits required under all applicable Environmental Laws (each of which is in full force and effect) for any of its current operations or for any property currently owned, leased or otherwise operated by it and (ii) is and, at all times since November 2, 2001, has been in compliance with all such permits in all material respects;

                  (b) (i) Since November 2, 2001 and, to the Knowledge of Seller, at all times prior to such date, there has not been any disposal, release, or threatened release of Hazardous Material by the Company or RIAP, on, under, in, from or about the Real Property, or which otherwise were related to the operations of the Company and RIAP, that has subjected or may subject the Company or RIAP to Environmental Liabilities under any applicable Environmental Law;

                      (ii) to the Knowledge of Seller, there has not been any disposal, release, or threatened release of Hazardous Material by the Company or RIAP, on, under, in, from or about any properties formerly owned or occupied by the Company or RIAP, or which otherwise were related to the operations of the Company and RIAP, that has subjected or could subject the Company or RIAP to Environmental Liabilities under any applicable Environmental Law;

                  (c) Since November 2, 2001, and, to the Knowledge of Seller, at all times prior to such date, in the conduct of the Wireless Manufacturing Business and in connection with (i) the Real Property or (ii) any property formerly owned, leased or otherwise operated by the Company and/or RIAP, the Company and RIAP are and have been in compliance with all Environmental Law in all material respects;

                  (d) (i) Since  November  2, 2001,  and,  to the  Knowledge  of
Seller, at all times prior to such date during the period of ownership or occupancy by the Company or RIAP, (A) the Real Property have not been contaminated with any Hazardous Material used or generated by the Company or RIAP and (B) no Hazardous Material has migrated to, onto or beneath the Real Property or from the Real Property to, onto or beneath any other property;

                      (ii) To the Knowledge of Seller, (A) any properties formerly owned or occupied by the Company or RIAP are not now and were not during the period of ownership or occupancy by the Company or RIAP contaminated with any Hazardous Material used or generated by the Company or RIAP, and (B) no Hazardous Material has migrated to or from properties formerly owned or occupied by the Company and RIAP to, onto or beneath any other property;

                  (e) (i) Since November 2, 2001, and, to the Knowledge of Seller, at all times prior to such date, in relation to the Real Property, there have never been any civil or criminal actions, notices of violations, administrative proceedings of any Government Authority under any Environmental Law against the Company or RIAP for which there has been or could be imposed any Environmental Liability under applicable Environmental Law;

                      (ii) To the Knowledge of Seller, in relation to any property formerly owned or occupied by the Company and RIAP, there have never been any civil or criminal actions, notices of violations, administrative proceedings of any Government Authority under any Environmental Law against the Company or RIAP for which there has been or could be imposed any Environmental Liability under applicable Environmental Law;

                  (f) Since November 2, 2001, and, to the Knowledge of Seller, at all times prior to such date, neither the Company nor RIAP has disposed of or arranged for the unlawful disposal of Hazardous Materials on any third party property;

                  (g) Since November 2, 2001, and, to the Knowledge of Seller, at all times prior to such date, neither the Company nor RIAP has exposed any employee or Person to any Hazardous Materials or condition which has subjected or is likely to subject the Company or RIAP to any Environmental Liability under any Environmental Law;

                  (h) Neither the Company nor RIAP has assumed by agreement (which agreement is still binding and enforceable on the Company as of the Closing Date) any liability of any Person for investigation or remediation of Hazardous Materials, compliance with Environmental Law, or any claim for personal injury, property damage related to or arising under any Environmental Law;

                  (i) Since November 2, 2001, and, to the Knowledge of Seller, at all times prior to such date, neither the Company nor RIAP has been required by any Government Authority to make, nor, to the Knowledge of Seller, are there any circumstances which would require the Company or RIAP to make any capital or other expenditures to comply with any Environmental Law;

                  (j) Neither the Company nor RIAP has any existing Environmental Liability under applicable Environmental Law (A) resulting from a condition existing on the Closing Date or (B) caused by any act or omission that occurred on or after November 2, 2001 and prior to the Closing, nor, to Knowledge of Seller, are there any circumstances likely to give rise to any such Environmental Liability under applicable Environmental Law; and

                  (k) Seller and/or the Company have heretofore made available to Buyer true, complete and correct copies of all environmental reports in Seller's and/or the Company's possession regarding the Company's or RIAP's compliance with Environmental Laws and has commenced or completed all material remedial actions described in such environmental reports.

         SECTION  3.16.  Absence  of  Certain  Changes.  Except  as set forth in
Section 3.16 of the Seller Disclosure Schedule or as otherwise disclosed in this Agreement, since December 31, 2002, the Wireless Manufacturing Business has been conducted in the ordinary course consistent with Past Practices and with respect to the Wireless Manufacturing Business:

                  (a) Other than the Company Contribution, there has not been any commitment made, or any Contract entered into, by the Company or RIAP, or any waiver, amendment, termination or cancellation of any Contract by the Company or RIAP, or any relinquishment of any rights hereunder by the Company or RIAP, or of any other right or debt owed to the Company or RIAP, other than in each such case actions taken in the ordinary course of business consistent with Past Practices;

                  (b) There has not been any change by either the Company or RIAP in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by the Company or RIAP of current practices with regard to sales, expenses, assets or liabilities;

                  (c) There have not been (i) any capital expenditures or commitments (other than with respect to the Inventory relating to the Trinity program as disclosed in Section 3.6(b) of the Seller Disclosure Schedule) in an aggregate amount in excess of (pound)500,000 for additions to property, plant, equipment or intangible capital assets or capital expenditures or (ii) any sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property having an aggregate value in excess of (pound)100,000 other than in the ordinary course of business;

                  (d) There has not been any payment, discharge or satisfaction of any Liabilities of the Company or RIAP, other than payments, discharges or satisfactions in the ordinary course of business;

                  (e) There has not been the creation or imposition of any Lien (other than a Permitted Lien) upon any of the assets and properties of the Company and RIAP;

                  (f) There has not been any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) or any Indebtedness owing to the Company or RIAP;

                  (g) There has not been any issuance, sale or other disposition of any capital stock of the Company or RIAP, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock of the Company or RIAP;

                  (h) There has not been any declared and unpaid dividend or distribution (whether in cash or in kind) or repurchase, redemption or retirement of any capital stock of the Company;

                  (i) There has not been any threat or notification, orally or in writing, by one or more of the distributors, customers or suppliers who, individually or in the aggregate, are material to the Wireless Manufacturing Business of an intention to terminate or materially alter their respective business relationships or Contracts with the Wireless Manufacturing Business, nor has any such termination or material alteration of such relationships or Contracts occurred;

                  (j) There has not been any material damage, destruction, or loss (whether or not covered by insurance) to the property or assets of the Company and RIAP;

                  (k) There has not been any loan to any of the current or former directors, officers, and employees of the Company and RIAP;

                  (l) There has not been any payment of any amount to any Person outside the ordinary cause of business with respect to any Liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby);

                  (m) There have not been any changes in the memorandum or articles of association or other constitutional documents of the Company or RIAP and no resolution of shareholders of the Company or RIAP relating to the Wireless Manufacturing Business has been adopted;

                  (n) Neither the Company nor RIAP have entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with, or increased compensation, bonus or other benefits payable or potentially payable to any director, officer or employee of the Wireless Manufacturing Business or increased benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements for the benefit of employees generally of the Wireless Manufacturing Business;

                  (o) There has been no acquisition or disposal of any interest in Real Property and no rights to transfer any interest in the Real Property has been encumbered;

                  (p) No material change has been made in the practices of pricing or discounting for sales of finished goods, ordering supplies and raw materials, shipping finished goods, accepting returns or honoring warranties, invoicing customers and collecting debts; and

                  (q) No legally binding Contract, conditional or otherwise, to do any of the foregoing has been made.

         SECTION 3.17. Insurance. As of immediately prior to the Closing, the assets, properties and operations of the Company and RIAP are insured under various policies of insurance. Seller has heretofore delivered to Buyer complete and correct copies of such insurance policies and a schedule that details for each policy the risks insured against, coverage limits currently applicable and deductible amounts. All such policies are in full force and effect, no notice of cancellation has been received, and there is no existing material default, or event which with the giving of notice or lapse of time or both, would constitute a material default, by any insured hereunder. To the Knowledge of Seller, there currently is no basis for a material insurance claim by the Company or any RIAP under any of such policies.

         SECTION 3.18.  Inventory and Receivables.

                  (a) Except as disclosed in Section 3.18 of the Seller Disclosure Schedule, the Inventory of the Company and RIAP to be included in the Closing Balance Sheet will be in good condition, of a quantity and quality usable in the ordinary course of the business of the Company and RIAP and will be adequate and appropriate for the Wireless Manufacturing Business as conducted on the Closing Date. Obsolete, discontinued, returned, overage or off-quality goods will not constitute a material part of the Inventory and will be reflected in the Closing Balance Sheet at realizable market value.

                  (b) The receivables of the Company and RIAP to be reflected in the Closing Balance Sheet will have been generated in the ordinary course of business and will reflect bona fide obligations for the payment of products designed, manufactured and sold by the Company and RIAP and, to the Knowledge of Seller, will be collectible, net of any reserves. The reserves with respect to the receivables shown in the Closing Balance Sheet will be adequate and will have been established consistent with Past Practices.

         SECTION 3.19. Assets of the Company.

                  (a) Section 3.19 of the Seller Disclosure Schedule lists all Equipment of the Company and RIAP as of the date of the WSG Balance Sheet. All of the Equipment is in good operating condition, ordinary wear and tear excepted, has been and is being used in the Wireless Manufacturing Business in compliance in Applicable Law and is capable of being used for the purposes for which such Equipment is now used by the Company and RIAP.

                  (b) The Company and RIAP own or have valid rights to use, free and clear of all Liens except Permitted Liens, all of the assets used in the conduct of the Wireless Manufacturing Business currently. Such assets, together with the rights provided under the Transition Services Agreement, the Sublicense Agreement and IPR Agreement, dated May 14, 2003 (as amended from time to time) between Seller and the Company (the "IPR AGREEMENT") will be sufficient for the Buyer Parties to continue to operate the Wireless Manufacturing Business in the same manner as it is conducted currently and to design, manufacture, sell and deliver the products of the Wireless Manufacturing Business in accordance with all of the requirements of the Contracts with respect to the Wireless Manufacturing Business in effect on the Closing Date.

         SECTION 3.20. Absence of Undisclosed Liabilities. Neither the Company nor RIAP has any Liability except for (i) Liabilities set forth on the WSG Balance Sheet (or in any notes thereto), (ii) Liabilities described in Section
3.7 of the Seller Disclosure Schedule, and (iii) Liabilities which have arisen after the date of the WSG Balance Sheet in the ordinary course of the Wireless Manufacturing Business that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 3.21. Product Warranties, Defects and Liabilities. There exists no pending or, to the Knowledge of Seller, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or regulatory or administrative agency, authority or commission relating to any product alleged to have been manufactured, distributed or sold by the Wireless
Manufacturing Business to others, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty and there exists no latent defect in the design or manufacture of any of the products of the Wireless Manufacturing Business designed or manufactured since November 2, 2001 or, to the Knowledge of Seller, prior to such date. There exists no pending or, to the Knowledge of Seller, threatened product liability or warranty claims relating to the Wireless Manufacturing Business, except to the extent to be reserved for on the face of the Closing Balance Sheet, and to the

Knowledge of Seller, there is no reasonable basis for any such suit, inquiry, action, proceeding, investigation or claim. Seller has heretofore delivered to Buyer copies of the standard terms and conditions of sale or lease of the products and services of the Wireless Manufacturing Business (containing applicable guaranty, warranty, and indemnity provisions). Except as set forth in
Section 3.21 of the Seller Disclosure Schedule, there are no express product or service warranties relating to the Wireless Manufacturing Business.

         SECTION 3.22.  Affiliate  Transactions.  Except as set forth in Section
3.22 of the Seller Disclosure Schedule (a) neither the Company nor RIAP is a party to, or bound by, any Contract with any of its Affiliates, other than on arms-length terms which are no less favorable to the Company or RIAP than those which could be obtained with a third party which is not an Affiliate and (b) no Affiliate of the Company or RIAP owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the conduct of the Wireless Manufacturing Business.

        SECTION 3.23.  Distributors, Customers and Suppliers.

                  (a) Section 3.23(a) of the Seller Disclosure Schedule sets forth a complete and accurate list (with dollar volumes included) of (i) the ten largest distributors (by dollar volume) of the products and services of the Wireless Manufacturing Business during the twelve (12) month period ended
December 31, 2002; (ii) the ten largest customers (by dollar volume) of the products of the Wireless Manufacturing Business during the twelve (12) month period ended December 31, 2002; and (iii) the ten largest suppliers (by dollar volume) of materials or services to the Wireless Manufacturing Business during the twelve (12) month period ended December 31, 2002.

                  (b) Except as described in Section 3.23(b) of the Seller Disclosure Schedule, there are no Contracts to which the Company or RIAP are parties under the terms of which (i) the Company or RIAP are obligated to purchase any product or services from, or sell any product or services to, any other Person on an exclusive basis with respect to any geographic area or group of potential customers; or (ii) any other Person may be similarly obligated to the Company or RIAP.

         SECTION 3.24. Illegal Payments. Except as disclosed in Section 3.24 of the Seller Disclosure Schedule, neither the Company nor RIAP nor any of their respective directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person to assist in connection with any actual or proposed transaction or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which violates any Applicable Law, including but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, or might subject the Buyer Parties to any Damages or penalties in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Company Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         SECTION 3.25.  Information  Technology.  Except as disclosed in Section
3.25 of the Seller Disclosure Schedule:

                  (a) The Seller has heretofore provided the Buyer with a accurate list of all material Information Technology owned or used by the Company or RIAP in the conduct of the Wireless Manufacturing Business and all material and currently in force agreements or arrangements (including amendments and modifications thereto) relating to the maintenance and support, security, disaster recovery management and utilization (including facilities management, escrow agreements relating to the deposit of software source codes and computer bureau services agreements) of the Information Technology owned or used by the Company or RIAP in the conduct of the Wireless Manufacturing Business.

                  (b) All Information Technology currently used in connection with the Wireless Manufacturing Business is either owned by or leased or licensed to the Company and/or RIAP. Since November 2, 2001, no notice of a material defect has been sent or received by the Company and/or RIAP in respect of any license or lease under which the Company receives Information Technology.

                  (c) The Information Technology owned or used by the Company and RIAP in the conduct of the Wireless Manufacturing Business has the capacity and performance necessary to fulfill the requirements it currently performs.

                  (d) Since November 2, 2001, no source code or algorithms to any software owned by the Company or RIAP has been disclosed to any Person by the Company or RIAP, other than in the ordinary course of business.

                  (e) Since November 2, 2001, neither the Company nor RIAP have received any written notification of any breach of any the agreements or arrangements referred to in Section 3.25(a) and to the Knowledge of Seller, neither the Company nor RIAP are in breach of any of the agreements or arrangements referred to in Section 3.25(a).

                  (f) None of the Information Technology referred to in Section 3.25(a) is or since November 2, 2001 has been affected by any downtimes, equipment breakdowns, data losses, viruses or malfunctions, failure or any other defect which has resulted in Company Material Adverse Effect.

                  (g) All of the Information Technology owned by the Company or RIAP is held by the Company or RIAP as the case may be as sole, legal and beneficial owner and is held free of all encumbrances, charges, liens or any other similar third party rights or interests.

                  (h) Each of the Company and RIAP have access to the source codes for all software owned by it.

                  (i) No term of any of the agreements referred to in Section 3.25(a) allows a party to such agreements to terminate such agreement as a consequence of the Seller entering into this Agreement.

                  (j) None of the records, systems, controls, and/or data used by the Company or RIAP to conduct the Wireless Manufacturing Business is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerized or not) which are not under the exclusive ownership and control of the Company or RIAP.

                  (k) The Seller Disclosure Schedule contains details of all websites and domain names used exclusively by or owned by the Company or RIAP. All fees which have become due and payable have been paid in relation to the domain names and, to the Knowledge of Seller, there are not and have not been any challenges or disputes relating to the Company and/or RIAP use or ownership of such domain names.

                  (l) Neither the Company or RIAP has since November 2, 2001 received any written notice that the operation or content of any of the websites referred to in Section 3.25(k) fails to comply with any applicable laws or infringes any third party rights.

                  (m) The Information Technology is EMU Compliant. "EMU Compliant" means the provision of the same functionality to the same service levels in processing a transaction where the currency of such transaction is in Euros as would be made where the currency of the transaction is in any other currency and using generally applicable conversion and other conventions.

                  (n) The Company has formulated a documented disaster recovery plan under which the Company has set out procedures that will be implemented if any or all of the data or records used by the Company and/or RIAP to conduct the Wireless Manufacturing Business suffers a material disruption or malfunction. To the Knowledge of Seller, the disaster recovery plan is sufficient to ensure that any such material disruption or malfunction does not lead to a Company Material Adverse Effect.

         SECTION 3.26. Employee Plans.

                  (a) United States Employee Plans. There are no employees of the Company or RIAP that work in the United States on a permanent basis.

                  (b) United Kingdom Employee Plans.

                           (i) Section  3.26(b)(i)  of  the  Seller   Disclosure
          Schedule sets forth a true and complete list of all Employee Plans currently maintained by the Company and RIAP or to which the Company or RIAP contributes or is liable to contribute, all the material details of which (including contribution rates) are set forth therein. Other than as contained in that list, there are no schemes, agreements, customs or practices in operation for the payment of or contribution towards any pensions, allowances, lump sums, or other like benefits on retirement or death, or in respect of sickness or disablement; and neither the Company nor RIAP have given any undertaking nor is under any obligation to pay, provide, procure or contribute towards any such benefits.

                           (ii) Neither the Company nor RIAP is engaged or involved in any proceedings which relate to or are in connection with any of the Thales Plans or any of the Employee Plans or the benefits thereunder and, to the Knowledge of Seller, no such proceedings are pending or threatened nor are there any facts likely to give rise to any such proceedings. For purposes of this Section, "proceedings" includes any litigation or arbitration and also includes any investigation or determination by the Pensions Ombudsman, the Occupational Pensions Advisory Service or the Occupational Pensions Regulatory Authority.

                          (iii) Every person employed by the Company and RIAP who has at any time been entitled to membership in any of the Employee Plans has, since November 2, 2001 and, to the Knowledge of Seller, prior to such date, been invited to join as of the date on which he or she became so entitled, and to the Knowledge of Seller, no person employed by the Company and RIAP has been excluded from membership or from any benefits thereunder in contravention of any United Kingdom or European Community legislation or any other Applicable Law, in any case in force as at the Closing Date, in particular, but not limited to:

                           (A) Section 62 to 66 of Pensions Act 1995;

                           (B) Articles 137 and 141 of the Treaty of Rome; and

                           (C) The  Part-Time   Workers   (Prevention  of  Less
         Favourable Treatment) Regulations 2000 SI 2000/1551; and

                           (D) The Fixed Term Employees (Prevention of Less Favorable Treatment) Regulations 2002 SI2002/2034.

                           (iv) All contributions and premiums which are payable by the Company or RIAP and all contributions due from current employees of the Company and RIAP who are members of any of the Employee Plans or in respect of whom benefits may be provided under any of the Employee Plans have been duly paid when due and have been fully paid in respect of the period up to the Closing Date.

                           (v) The Company and RIAP has complied with its obligations (if any) under section 3 of the Welfare Reform and Pensions Act 1999 and all other legislation and regulation applicable to the Company or RIAP relating to pension and benefit provision for employees.

                           (vi) Section 3.26(b)(vi) of the Seller Disclosure Schedule sets forth all material details of the Thales Plans and of the participation of the Company and RIAP in those plans.

                           (vii) each of the Employee Plans referred to in warranty (i) above is and has since its inception been approved by the Board of Inland Revenue as an exempt approved scheme for the purposes of Part I (or, as the case may be, Part IV) of Chapter XIV of the Income and Corporation Taxes Act 1988.

                           (viii) Since November 2, 2001 and, to the Knowledge of Seller, prior to such date, all employees of the Company have at all relevant times been employed by the

         Company and have not been transferred from the employment of Seller or Thales or any subsidiary (as defined in section 838 of the Income and Corporation Taxes Act 1988) of Seller or Thales.

                           (ix)Except as disclosed in Section 3.26(b)(ix) of the Seller Disclosure Schedule, the Company has, prior to the Closing Date, paid and discharged in full each and every debt which has arisen on the Company under section 75 Pensions Act 1995 at any time prior to the Closing Date in respect of the participation by the Company in the Thales Plans, and Section 3.26(b)(ix) of the Seller Disclosure Schedule sets forth all material details of each such debt and of the manner in which such debt has been discharged.

                           (x) Except as disclosed in Section 3.26(b)(x) of the Seller Disclosure Schedule, the Company has no liability or potential liability under section 144 of the Pension Schemes Act 1993 or section 75 of the Pensions Act 1995 to or in respect of any of the Thales Plans or any other occupational pension scheme (as defined for the purposes of the Pension Schemes Act 1993).

         SECTION 3.27. Books and Records. The books and all corporate (including minute books and stock records books) and financial records of the Company and RIAP are complete and correct in all material respects and have been maintained in accordance with sound business practices and Applicable Law and other requirements and no notice has been received or allegation made that a register or book is incorrect or should be rectified. The register of shareholders and the other statutory books and records of the Company and of RIAP are up to date and are in the possession or control of the Company and RIAP respectively.

         SECTION 3.28.  Intentionally Omitted.

         SECTION 3.29.  Company Contribution.

                  (a)  The  Company  Contribution  and  the  allocation  of  Tax
Liabilities and assets in connection therewith complies in all respects with Applicable Law, including without limitation as required by Chapter VI of the Companies Act 1985;

                  (b) Other than as provided in the Transition Services Agreement, Sublicense Agreement, the IPR Agreement, the Hive Up Agreement, the Starstreak Subcontract or with respect to the Pre-Closing Tax Liabilities, neither the Company nor RIAP will have any Liability with respect to:

                           (i) any of the Retained Employees (including with respect to the transfer of the Retained Employees from the Company to Seller); or

                           (ii) any of the assets or liabilities transferred by the Company to Seller in connection with the Company Contribution or any Tax or other Liabilities resulting from the Company Contribution.

                  (c) All documents effecting the Company Contribution have been duly stamped not chargeable to duty pursuant to Section 42 Finance Act 1930. All the relevant facts and circumstances relating to those documents were disclosed in the application for relief pursuant to Section 42 Finance Act 1930 and the relief was obtained on a proper basis.

                  (d) Seller and the Company have filed an application for confirmation from HM Customs & Excise that the Company Contribution will be treated as a transfer as a going concern for the purposes of Value Added Tax and confirmation was obtained from HM Customs & Excise that this is the case. All the relevant facts and circumstances were disclosed in the applications and the confirmation from HM Customs & Excise was obtained on a proper basis.

                  (e) The Company has applied to HM Customs & Excise to retain all Value Added Tax records relating in whole or in part to the Wireless Manufacturing Business and HM Customs & Excise has issued a valid direction pursuant to Section 49(1)(b) of the Value Added Tax Act 1994 permitting the Company to retain those records. All the relevant facts and circumstances were disclosed in the application and the direction was obtained on a proper basis.

                  (f) Seller has not exercised the power of attorney granted by the Company to Seller pursuant to the Hive Up Agreement.

         SECTION 3.30. Disclosure. The representations and warranties contained in this Article 3 (including the Seller Disclosure Schedule and any other schedules and exhibits required to be delivered by Seller to Buyer pursuant to this Agreement) and any certificate furnished or to be furnished by Seller to Buyer pursuant to this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made and taking into account the express limitations set forth in each such representation and warranty, in order to make such representations and warranties not misleading.

         SECTION 3.31. Future Bookings. The Final Bookings Amount for the Booking Warranty Period shall be equal to or exceed $60,000,000.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

         The Buyer Parties hereby represent and warrant to Seller as follows:

         SECTION 4.1. Organization.

                  Each of the Buyer Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each of the Buyer Parties is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Buyer Material Adverse Effect (as defined below). The term "BUYER MATERIAL ADVERSE EFFECT" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the business, operations or financial condition of Buyer and its Subsidiaries taken as a whole or would materially impair the ability of the Buyer Parties to consummate the transactions contemplated hereby or by any Related Agreement; provided, however, that the foregoing definition excludes the effects of changes that are generally applicable to (i) the United States economy or securities markets or (ii) the world economy or international securities markets or result from the outbreak of war, other hostilities or terrorist activities.

         SECTION 4.2. Capitalization.

                  (a) The authorized capital stock of Buyer consists of (i) 110,000,000 shares of ARX Common Stock, of which, as of June 30, 2003, 60,117,175 shares and were issued and outstanding, excluding 4,388 shares held in Buyer's treasury and (ii) 1,000,000 shares of preferred stock, none of which are issued and outstanding. All of the outstanding shares of ARX Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of June 30, 2003, 18,569,220 shares of ARX Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of options outstanding or available for grant under Buyer's stock option plans. Except as described above or in the Buyer SEC Filings, as of the date hereof, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire, or any securities convertible into or exchangeable or exercisable for, any shares of or other interest in any class of capital stock of Buyer is authorized or outstanding. Except in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreements or as set forth in Schedule 2 attached hereto or the Buyer SEC Filings, there is not any commitment of Buyer to issue, or register under the Securities Act, any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Buyer does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Buyer is not party to or aware of any agreement relating to the voting or transfer of any shares of ARX Common Stock.

                  (b) The shares of registered  ARX Common Stock,  if any, to be issued  as part of the  Deferred  Stock  Consideration  Amount,  have  been duly authorized and when issued, will be validly issued, fully paid and nonassessable, are free and clear of all Liens.

         SECTION 4.3. Authority Relative to this Agreement. Each of the Buyer Parties has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of the Buyer Parties and no other corporate proceedings on the part of any Buyer Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Buyer Parties and constitutes a valid, legal and binding agreement of each of the Buyer Parties enforceable against each of the Buyer Parties in accordance with its terms.

         SECTION 4.4. Consents and Approvals; No Violations.

                  (a) Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Exchange Act, state securities or "blue sky" laws, or applicable competition legislation or regulations of any foreign jurisdictions, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by any Buyer Party of this Agreement or the consummation by the Buyer Parties of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Buyer Material Adverse Effect.

                  (b) Neither the execution, delivery and performance of this Agreement by any Buyer Party, nor the consummation by the Buyer Parties of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws of Acquisition Sub or Buyer, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms conditions or provisions of any Contract to which any Buyer Party is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Applicable Law binding on or applicable to the Buyer Parties or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Buyer Material Adverse Effect.

         SECTION 4.5. SEC Reports; Financial Statements.

                  (a) Buyer has filed all required forms, reports and documents with the SEC since June 30, 2001, each of which, as amended, has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Buyer has heretofore delivered or made available to Seller, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 2002, June 30, 2001, and June 30, 2000, (ii) all definitive proxy statements relating to Buyer's meetings of stockholders (whether annual or special) held since June 30, 2001, and (iii) all other reports or registration statements (other than registration statements filed on Form S-8) filed by Buyer with the SEC since June 30, 2001 (all of the foregoing, collectively, the "BUYER SEC FILINGS"). None of such Buyer SEC Filings, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Buyer included in the Buyer SEC Filings (as amended by any amendments filed with respect thereto) fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

                  (b) Buyer has heretofore made available or promptly will make available to Seller a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously have been filed by Buyer with the SEC pursuant to the Exchange Act.

         SECTION 4.6. Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to Buyer's knowledge, threatened that question the validity of this Agreement or any Related
Agreements or documents or any action to be taken by any Buyer Party in connection with this Agreement or any such Related Agreements or documents or that if adversely determined, would have a Buyer Material Adverse Effect.

         SECTION 4.7. Absence of Undisclosed Liabilities. Except as disclosed in the Buyer SEC Filings, neither Buyer nor any of its subsidiaries has any Liability of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Buyer and its consolidated subsidiaries (including the notes thereto) other than Liabilities that have accrued in the ordinary course of business since March 31, 2003 and that would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

         SECTION 4.8. Illegal Payments. No Buyer Party nor any of their respective directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person to assist in connection with any actual or proposed transaction or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which violates any Applicable Law, including but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, or might subject Seller to any Damages or penalties in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Buyer Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         SECTION 4.9. Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission from any Buyer Party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.

         SECTION 4.10. Acknowledgement with Respect to the Company Contribution. Each of the Buyer Parties hereby acknowledges and agrees that in connection with the Company Contribution certain assets and liabilities formerly held by the Company have been transferred to Seller. The Buyer Parties further acknowledge and agree that to the extent any of such assets or liabilities were related to, or used in part by, the Wireless Manufacturing Business, Seller shall have no obligation to the Buyer Parties, or the Company after the Closing Date with respect thereto  (except  as  otherwise  expressly  set  forth  in this  Agreement,  the
Transition Services Agreement, the Hive Up Agreement or the Starstreak Subcontract).

         SECTION 4.11. Disclosure. The representations and warranties contained in this Article 4 (including any schedules and exhibits required to be delivered by the Buyer Parties to Seller pursuant to this Agreement) and any certificate furnished or to be furnished by the Buyer Parties to Seller pursuant to this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made and taking into account the express limitations set forth in each such representation and warranty, in order to make such representations and warranties not misleading.

                                    ARTICLE 5

                                    COVENANTS

         SECTION 5.1. Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) contesting any legal proceeding challenging the transactions contemplated hereby, and (b) executing any additional instruments necessary to consummate the transactions contemplated hereby and thereby. If at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         SECTION 5.2. Public Announcements. The parties shall consult with each other before issuing any press releases or otherwise making any public statements on the Closing Date with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by Applicable Law or applicable stock exchange rule or any listing agreement of any party hereto.

         SECTION 5.3. Use of Confidential Information; Noncompetition.

                  (a) The Buyer Parties hereby covenant with Seller that from the Closing Date until the date that is three (3) years following the Closing Date, neither Buyer nor any of its Affiliates shall (except as otherwise specifically permitted herein) (i) use or utilize any Confidential Defense Information in the conduct of their respective businesses (other than as may be required under the Transition Services Agreement) nor (ii) without the prior written consent of Seller, disclose any Confidential Defense Information to any third party. As used herein, "CONFIDENTIAL DEFENSE INFORMATION" shall mean any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, methods, strategies, services, customer lists, prospective customer lists, customer records, telephone lists and all other information with respect to customers (including, but not limited to, customers of any of Seller, the Company or the Sales Companies), documents, notes, working papers, records, systems, contracts, agreements, market data and related information, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware configuration information, marketing plans, finances, pricing and credit documents and policies, service development techniques or plans, business acquisition plans, new personnel acquisition plans or other business information presently owned or at any time hereafter developed by Seller, the Company or the Sales Companies, or any of their respective agents or consultants or used presently or at any time hereafter other than in the course of the Wireless Manufacturing Business or Wireless Sales Business; provided, however, that (i) Confidential Defense Information does not include the following: (A) any information that was available to any Buyer Party on a non-confidential basis prior to such Buyer Party's receipt of such information from Seller; (B) any information that is obtained from any source other than Seller or any of its Affiliates (or their respective directors, officers, employees, agents, representatives or advisors), provided that such source has not to Buyer's knowledge entered into a confidentiality agreement with Seller or any of its Affiliates with respect to such information or obtained the information from an entity or person party to a confidentiality agreement with Seller or any of its Affiliates; or (C) any information that becomes publicly available not as a result of a breach by any Buyer Party or any of their respective Affiliates of this Agreement and (ii) if any Buyer Party or any party to whom a Buyer Party has provided Confidential Defense Information becomes legally compelled (by oral question, deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Defense Information, Buyer shall promptly notify Seller of such requirement and further agrees that only that portion of the Confidential Defense Information that is legally required to be disclosed (as advised by a written opinion of Buyer's counsel) will be disclosed, and the Buyer Parties will exercise their commercially reasonable best efforts to obtain assurance that the Confidential Defense Information will be treated confidentially upon disclosure. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public.

                  (b) Seller hereby covenants with the Buyer Parties that from the Closing Date until the date that is three (3) years following the Closing Date, neither Seller nor any of its Subsidiaries shall, directly or indirectly, for its own account, or as a partner, member, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, advisor or agent of any corporation, trust, or other business organization or entity, own, manage, join, participate in, encourage, support, finance, promote, be engaged in, have an interest in, give financial assistance or advice to, or be concerned in any way in the ownership, management, operation or control of any Person that designs, manufactures or sells any of the items described in clause (a), (b) or (c) of the definition of the term "WSG Product" in commercial markets in any country in the world where the Wireless Solutions Group conducts such business, including, without limitation, the United States, the United Kingdom, France, Germany, Italy, Hong Kong and every other country in the world in which the Wireless Solutions Group conducts its business as of the date of this Agreement. The parties agree that no portion of the Stock Purchase Price or Adjusted Stock Purchase Price shall be allocated to this covenant.

                  (c) The parties hereto agree that the duration and area for which the covenant not to compete set forth in this Section 5.3 is to be effective are reasonable. In the event that any court determines that the time period or the area or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be series of separate covenants one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside of the United States of America where this covenant is intended to be effective. The parties hereto agree that damages are an inadequate remedy for any breach of this covenant and that the parties shall, whether or not pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary or permanent injunctions without bond or other security upon any actual or threatened breach of this covenant.

         SECTION 5.4. No Solicitation.

                  (a) For a period of two (2) years following the Closing Date, except as expressly permitted or required pursuant to this Agreement or the Related Agreements, the Buyer Parties shall refrain from, either alone or in conjunction with any other Person, directly or indirectly, through its present or future Affiliates, soliciting for hire any employee of Seller or its Affiliates engaged in the Defense Business.

                  (b) For a period of two (2) years following the Closing Date, except as expressly permitted or required pursuant to this Agreement or the Related Agreements, Seller shall refrain from, either alone or in conjunction with any other Person, directly or indirectly, through its present or future Affiliates, soliciting for hire any employee of any of the Buyer Parties, the Company or RIAP.

         SECTION 5.5. Signage and Labels.

                  The Buyer Parties will remove, or cause the Company and its Subsidiaries to remove, any of the names "Racal," "RIG" or "Thales" (other than the Sublicensed Names) from any and all items as soon as practicable but in any event within three (3) months after the Closing Date. The Buyer Parties may not use, or permit the Company and/or RIAP to use, publicly any business records without first removing or obliterating all portrayals or references to any of the aforementioned names or any of Seller's trade names, trademarks or service marks (other than the Sublicensed Names) unless Seller consents prior to such usage.

         SECTION 5.6. Expenses. Each of the parties hereto shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby and in connection with all obligations required to be performed by such party under this Agreement and the Related Agreements to which it is a party.

         SECTION 5.7. Company Trading Status. The Buyer Parties hereby covenant with the Seller that the Company will be a "qualifying" company immediately after Closing (if it is such immediately prior to Closing) for the purposes of sub-paragraph (1)(b) of paragraph 19 of Schedule 7AC to the United Kingdom Taxation of Chargeable Gains Act 1992.

         SECTION 5.8. Certain Other Covenants. If, following the Closing, it is necessary that Buyer or Seller obtain additional information relating to the Company or RIAP or the Wireless Manufacturing Business prior to the Closing Date in order to properly prepare documents or reports required to be filed with Governmental Authorities or financial statements, and such information is within the other party's possession, Buyer or Seller, as applicable, will (at the requesting party's sole reasonable cost and expense) furnish or cause its representatives to furnish such information to the other party. Such information shall include, without limitation, all agreements between Seller and any Person relating to the Wireless Manufacturing Business.

        SECTION 5.9. Consent to Company Contribution. The Buyer Parties hereby acknowledge and agree that with respect to the allocation of any tax assets or liabilities of the Company (including, without limitation, any loss carry-forwards) between the Wireless Manufacturing Business and the Defense Business and the transfer of any such tax assets or liabilities to Seller in connection with the Company Contribution, no Buyer Party will (i) challenge or bring any claim against Seller, or seek indemnification from Seller, with respect to such allocation other than pursuant to the Tax Deed or (ii) take any action, or fail to take any action, that would impair, frustrate or otherwise impede any consent, agreement or other understanding between Seller and any Governmental Authority with respect to such allocations and/or transfer.

         SECTION 5.10. Damages. Except as otherwise expressly set forth in this Agreement, the parties agree that remedies in the Master Indemnification Agreement and the Tax Deed shall be the exclusive remedies of the parties with respect to any and all matters covered by this Agreement.

         SECTION 5.11. Covenants with Respect to Bookings; Conduct of the Business.

                  (a) From and after the date of this Agreement through the end of the Bookings Warranty Period, Buyer and Acquisition Sub covenant and agree that they shall, and shall cause the Company and their respective Affiliates to:

                           (i) continue to solicit and book sales orders with respect to the WSG Products in the ordinary course of its business, to the extent it is commercially reasonable to do so;

                           (ii) not alter the rate or terms of compensation payable or to become payable to any member of the Wireless Solutions Group sales team solely in connection with or relating to any payment made, or obligated to be made, by Seller or any of its Affiliates to such member of the Wireless Solutions Group sales team;

                           (iii) not willfully delay or hinder the receipt of any sales order or otherwise take any action intended to reduce the aggregate amount of Qualified Bookings received during the Bookings Warranty Period.

The foregoing shall not be construed to restrict Buyer from determining, in its sole discretion, (x) the acceptability of any orders, including without limitation, the gross profit margin for the WSG Product sold, terms of payment, delivery, amount and terms of any customer furnished inventory and creditworthiness of any customer and (y) based on any change in the creditworthiness of any customer, whether to cancel any previously accepted order.

                  (b) Within twenty-one (21) days following the end of each calendar month ending during the Bookings Warranty Period, Buyer shall deliver to Seller a report setting forth (i) all Qualified Bookings that occurred during such calendar month, including with respect to each Qualified Booking, the customer name, amount, date of booking and name of salesperson credited for such booking, (ii) all sales or purchase orders accepted by the Company during such period that do not constitute, in whole or part, Qualified Bookings, (iii) the aggregate amount of Qualified Bookings received since the Closing Date, (iv) all Qualified Bookings that were cancelled during such calendar month, including with respect to all such cancelled Qualified Bookings, the customer name, amount, date of booking, name of salesperson credited for such booking, the date of cancellation and, if known, the reason for such cancellation, and (v) the aggregate amount of Qualified Bookings cancelled since the Closing Date.

                  (c) From the end of the Bookings Warranty Period through the Bookings Determination Date, Buyer and Acquisition Sub shall, and shall cause the Company and their respective Affiliates to, provide Seller and RII (and their representatives) with reasonable access to the sales personnel and sales managers of the Wireless Solutions Group. In addition, Buyer and Acquisition Sub shall, and shall cause the Company and their respective Affiliates to, cause the sales personnel and sales managers of the Wireless Solutions Group to meet with Seller and RII (and their representatives), via conference call or at physical meeting, for at least three (3) hours each month within ten (10) days following delivery of the monthly report furnished to Seller pursuant to Section 5.11(b), for purposes of reviewing such monthly report, and Buyer shall cause such personnel to cooperate and assist Seller in such reviews.

                  (d) The Seller acknowledges and agrees that the Buyer shall be entitled to conduct the WSG Business in accordance with its good faith business judgment and, in connection therewith, shall have the right to make any decision that it determines to be commercially reasonable, including, without limitation, the implementation of the WSG Contingency Plan dated June 23, 2003, with such modifications thereto as management of the Company determine to be advisable in its sole discretion.

         SECTION 5.12.  Compensation of WSG Employees.
                        -----------------------------

         Seller agrees that it shall not grant to any current director, executive officer or other employee of the Company any increase in compensation, bonus or other benefits, except as disclosed in Section 5.12 of the Seller Disclosure Schedule.

         SECTION 5.13. Bonus Payments.
                       --------------

                  On the Closing Date, Buyer shall pay the Bonus Payments to the employees listed on Section 2.2(a)(ii) of the Seller Disclosure Schedule in the amounts set forth therein.

                                    ARTICLE 6

                                   TAX MATTERS

         SECTION 6.1 Tax Matters. In connection with the consummation of the transactions contemplated hereby, Seller and Acquisition Sub shall enter into the Tax Deed.

         SECTION 6.2 Withholdings. All sums payable by Seller under this agreement shall be paid free and clear of all deductions or withholdings of any kind, save only as may be required by law.

                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1. Entire Agreement; Assignment; Amendments and Waivers.

                  (a) This Agreement (including the Seller Disclosure Schedule), and the Related Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

                  (b) This Agreement may not be assigned by operation of law or otherwise; provided, however, that (i) Buyer may assign any or all of its rights and obligations under this Agreement to any subsidiary of Buyer, but no such assignment shall relieve Buyer of its obligations hereunder if such assignee does not perform such obligations, and (ii) Seller may assign any or all of its rights and obligations under this Agreement to any Qualified Defense Buyer.

                  (c) This Agreement may not be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may not be waived, except by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by the any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         SECTION 7.2. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 7.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

     if to Buyer or Acquisition Sub:   Aeroflex Incorporated
                                       35 South Service Road
                                       Plainview, New York  11803
                                       Telecopier:  (516) 694-4823
                                       Attention:  Michael Gorin, President

     with a copy to:                   Kramer, Coleman, Wactlar & Lieberman,P.C.
                                       100 Jericho Quadrangle
                                       Jericho, York, NY 11753
                                       Telecopier:  (516) 822-4824
                                       Attention:  Edward S. Wactlar, Esq. or
                                       Nancy D.Lieberman, Esq.

     if to Seller to:                  Racal Instruments Group Limited
                                       29/31 Cobham Road
                                       Ferndown Industrial Estate
                                       Winborne, Dorset BH21 7PF
                                       Telecopier:  +441202870810
                                       Attention:  Doug McGinn

     with copies to:                   J.F. Lehman & Company
                                       450 Park Avenue, Sixth Floor
                                       New York, NY  10022
                                       Telecopier:  (212) 634-1153
                                       Attention:  Stephen L. Brooks

                                       Thomas Weisel Capital Partners
                                       One Montgomery Street
                                       Pacific Telesis Tower, 37th Floor
                                       San Francisco, California  94104
                                       Telecopier:  (415) 364-7109
                                       Attention:  William Bunting

     and

                                       Gibson, Dunn & Crutcher LLP
                                       333 South Grand Avenue
                                       Los Angeles CA 90071
                                       Telecopier:  (213) 229-6537
                                       Attention:  Kenneth M. Doran, Esq.

                                       Gibson, Dunn & Crutcher LLP
                                       2029 Century Park East
                                       Los Angeles CA 90067
                                       Telecopier:  (310) 552-7038
                                       Attention:  Mark S. Lahive, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         SECTION 7.4. Governing Law, Forum Selection, Jurisdiction.

                  (a) Except as expressly provided in Section 7.4(b) below, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard or giving effect to the principles of conflicts of law thereof.

                  (b) The determination of any claim under the Master Indemnification Agreement for Damages with respect any breach of Section 3.15 of this Agreement, including any interpretation of any of the foregoing or any related definitions (collectively, the "ENVIRONMENTAL PROVISIONS"), shall be governed by and construed in accordance with the laws of England and Wales.

                  (c) Except with respect to the Environmental Provisions, each party agrees that any action, proceeding or claim it commences against the other party pursuant to this Agreement shall be brought in the United States District Court for the Southern District of New York, in New York, New York (or if subject matter jurisdiction is lacking in such court, to the jurisdiction of the New York Supreme Court for the County of New York). Each party irrevocably and unconditionally commits to the in personam jurisdiction of such Court and waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in such court, that such court does not have jurisdiction over the person of such party. In any suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 7.3 hereof. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

                  (d) Each of the parties irrevocably agrees that the Courts of England and Wales shall have exclusive jurisdiction to hear and determine any suit, claim, proceeding or action relating to or arising in connection with the Environmental Provisions as provided in Section 7.4(b) above and for such limited purpose irrevocably submits to the jurisdiction of such Courts with respect thereto.

         SECTION 7.5. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF, OR THEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY

FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.8. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Seller or Buyer or any officer, director, employee, agent, representative or investor of any party hereto, except in the event of actual fraud or willful misconduct by such Person.

         SECTION 7.9. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder without the requirement of posting a bond.

         SECTION 7.10 Disclosure Generally. If and to the extent any information required to be furnished in any section of the Seller Disclosure Schedule is contained in this Agreement or disclosed in any section of the Seller Disclosure Schedule, such information shall be deemed to be included in any other section of the Seller Disclosure Schedule to the extent that such disclosure specifically identified in such other section.

         SECTION 7.11  Authority of Buyer.

         Acquisition Sub hereby authorizes Buyer to take any action on behalf Acquisition Sub under this Agreement and any action so taken by Buyer on Acquisition Sub's behalf shall for all purposes herein be deemed to have been taken by Acquisition Sub and shall be binding upon Acquisition Sub for purposes hereof.

         SECTION 7.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                      RACAL INSTRUMENTS GROUP LIMITED



                                      By:/s/G.F. Smith
                                         ---------------------------------------
                                         Name:  G.F. Smith
                                         Title: Director



                                      AEROFLEX INCORPORATED


                                      By:/s/Michael Gorin
                                         ---------------------------------------
                                         Name:  Michael Gorin
                                         Title: President

                                      IFR SYSTEMS LIMITED



                                      By:/s/S. Smith
                                         ---------------------------------------
                                         Name:  S. Smith
                                         Title: Director


                   Siganture Page to Stock Purchase Agreement

                                   SCHEDULE 1
                                   ----------

                      PURCHASE PRICE ADJUSTMENT ALLOCATION



Transaction           Percentage of Adjustment
-----------           ------------------------

The Shares            85.89982% of any adjustment, plus any amounts that are not otherwise allocable to the US Asset Purchase Price due to the limitation thereon set forth below.

US                    Asset  Purchase  Agreement  14.10018%  of any  adjustment;
                      provided that in no event shall the Adjusted US Asset Purchase Price exceed $8,000,000





                                  Schedule 1.1

                                    SCHEDULE 2

                         BUYER'S SECURITIES COMMITMENTS

Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated June 27, 2003, among the Buyer, MCE Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of the Buyer ("Acquisition"), MCE Technologies, Inc., a Michigan corporation ("MCE"), and Michael J. Endres, on behalf of the shareholders and warrantholders of MCE, the Buyer has agreed to issue to the shareholders and warrantholders of MCE approximately 6,000,000 shares of Aeroflex common stock. The final number of shares will be based on the exchange ratio set forth in the Merger Agreement.

In addition, in connection with the merger, holders of outstanding options to purchase shares of MCE common stock will be treated as follows:

    o Options to purchase an aggregate of 2,081,000 shares of MCE common stock at an exercise price of $10.00 issued to MCE employees will be cancelled and those employees will be granted options to purchase an aggregate of 69,367 shares of Aeroflex common stock at fair market value of Aeroflex common stock on the date of grant.

    o Options to purchase an aggregate of 90,000 shares of MCE common stock at an exercise price of $10.00 issued to consultants to MCE will be cancelled and those consultants will receive payments of an aggregate of $9,000.


                                  Schedule 2-1

                                  SCHEDULE 2.4
                                  ------------

                            SELLER CLOSING DELIVERIES

         (a) a duly executed stock transfer form into the name of Acquisition Sub or its nominee in respect of all of the Shares;

         (b) the Certificates of Incorporation, Common Seal, Share Register and Share Certificate Book (with any unissued share certificates) and all minute books and other statutory books (which shall be written-up to but not including Closing) of the Company and RIAP;

         (c) a power of attorney in respect of voting rights attached to the Shares in the agreed form duly executed by Seller;

         (d) a copy of the resolution of the Board of Directors (certified by a duly appointed officer as true and correct) of Seller authorizing the execution of and the performance by the Seller of its obligations under this Agreement and each of the Related Agreements to which it is a party and each of the other documents to be executed by the Seller pursuant hereto and thereto;

         (e) documents evidencing the resignations in the agreed form of directors of the Company whom Acquisition Sub has notified Seller prior to Closing that it wishes to resign in the agreed form duly executed by the relevant party;

         (f) a counterpart of the Tax Deed duly executed by Seller in the agreed form;

         (g) a counterpart of the Escrow Agreement executed by Seller;

         (h) a counterpart of the Transition Services Agreement executed by Seller and the Company;

         (i) a counterpart of the Master Indemnification Agreement executed by Seller;

         (j) counterparts of the Sublicense Agreement executed by Seller and the Company;

         (k) an Indemnity for Lost Share Certificate executed by Seller;

         (l) counterparts of the Hive Up Agreement executed by Seller and the Company;

         (m) counterparts of the IPR Agreement executed by Seller and the Company;

         (n) a counterpart of the Deeds of Release executed by BNP Paribas;

         (o) board minutes of the Company in the agreed form approving the resignations referred to in paragraph (e) above and the execution of the documents referred to in paragraphs (h), (j), (l) and (m) above; and

         (p) a counterpart of each of the UK Security Agreements executed by Seller;

         (q) a counterpart of the US Security Agreement executed by RII, RIG LP, RIG Holdings, Inc. and BNP Paribas, as the Collateral Agent thereunder; and


                                 Schedule 2.4-1

         (r) a fully executed copy of that certain Third Amendment, Consent and Waiver executed by Seller, RII, RIG LP, the other Credit Parties named therein, BNP Paribas and CIBC, Inc.


                                 Schedule 2.4-2

                                SCHEDULE 2.5

                            BUYER CLOSING DELIVERIES

         (a) the Cash Component less the amounts referred to in Sections 2.2(a)(ii) and 2.2(a)(iii);

         (b) a counterpart of the Tax Deed duly executed by Acquisition Sub in the agreed form;

         (c) a  counterpart  of the  Escrow  Agreement  executed  by  the  Buyer
Parties;

         (d) a counterpart of the Master Indemnification Agreement executed by the Buyer Parties;

         (e) each of the Release Documents (as defined in the Escrow Agreement) executed by Buyer;

         (f) a counterpart of the Transition Services Agreement executed by Acquisition Sub; and

         (g) a counterpart of each of the UK Security Agreements executed by Acquisition Sub.
















                                 Schedule 2.5-1